UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY

RULE 14a-6(e)(2)).

☒ Definitive Proxy Statement.

☐ Definitive Additional Materials.

☐ Soliciting Material Pursuant to Section 240.14a-12

COMMUNITY BANK SHARES OF INDIANA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Community Bank Shares of Indiana, Inc.

April 4, 2012

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Community Bank Shares of Indiana, Inc., which will be held at Kye’s II, which is located at 500 Missouri Avenue, Jeffersonville, Indiana, on Tuesday, May 15, 2012 at 1:00 p.m., Eastern Daylight Time.

This year, we are pleased to be using the Securities and Exchange Commission rules that permit us to furnish our proxy materials to you over the Internet. All of our stockholders may view our proxy materials at www.cfpproxy.com/3799. If you hold your shares in a stock brokerage account, by a bank, broker, trustee, or other nominee, then your bank, broker, trustee, or other nominee will separately contact you and give you instructions on how to vote. If you are a stockholder of record, you should have received in the mail our Notice of Availability of Proxy Materials (“1st Meeting Notice”) and, approximately 10 days later, a 2nd Notice of Availability of Proxy Materials (“2nd Meeting Notice”) along with a proxy card (“Proxy Card”). Please retain these notices and the Proxy Card, because these documents contain information and the access control number that you must have in order to vote by Internet or telephone.

At the meeting, we will ask our stockholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm, to elect our 2 director nominees, to provide nonbinding advisory approval of our executive compensation programs (“Say-On-Pay”), and to provide nonbinding advisory approval on the frequency of the shareholder advisory vote on Say-On-Pay.

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to vote by Internet, telephone or by marking, signing and dating your proxy card today, even if you plan to attend the Annual Meeting. This will ensure that your vote is counted if you are unable to attend. (Please refer to the “Voting Information” section on page 4 on how to cast your vote.)

Desserts and coffee will be served from 12:00 Noon until 12:45 p.m., for those who would like something before the meeting begins.

We feel that the Annual Meeting is an important opportunity to communicate with our stockholders and we look forward to seeing you. Your continued support of and interest in Community Bank Shares of Indiana, Inc. is greatly appreciated.

Sincerely,

James D. Rickard

President and Chief Executive Officer

Important Notice Regarding The Availability Of Proxy Materials For

The Stockholder Meeting To Be Held On May 15, 2012

This proxy statement, the form of proxy card, our Annual Report to Stockholders and our Annual Report on Form 10-K for fiscal year 2011 are available at www.cfpproxy.com/3799.

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Community Bank Shares of Indiana, Inc.

101 West Spring Street

New Albany, Indiana 47150

(812) 944-2224

Notice of Annual Stockholders’ Meeting to be held on May 15, 2012

April 4, 2012

Date:	Tuesday, May 15, 2012

Time:	1:00 p.m., Eastern Daylight Time

Place:	Kye’s II 500 Missouri Avenue Jeffersonville, Indiana

Purpose:	•	To ratify the appointment of the independent registered public accounting firm,
	•	To elect two directors,
	•	To give advisory (non-binding) approval of executive compensation,
	•	To give an advisory (non-binding) vote on whether the advisory stockholder vote on executive compensation should occur every 1, 2, or 3 years, and
	•	To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 8, 2012

If you plan to attend the meeting, please note that registration will begin at 11:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Pamela P. Echols

Secretary

Your Vote is Important

Regardless of whether you plan to attend the meeting, please vote online, by telephone, or sign, date and mail a proxy card.

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Table of Contents

Letter from President	1
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To be Held on May 15, 2012	1
Notice of Annual Meeting of Stockholders	2
Table of Contents	3
Notice of Internet Availability of Proxy Materials; Mailing of Proxy Materials	4
Voting Information	4
Proxy Solicitations	6
Annual Report	6
Multiple Stockholders Sharing the Same Address	6
Directions to Stockholders’ Meeting	7
Corporate Governance and Board Matters	7
Certain Relationships and Related Person Transactions	12
Stockholder Communications with the Board of Directors	12
Stockholder Proposals for 2013 Annual Meeting	13
Executive Compensation	13
Compensation Discussion and Analysis	13
Summary Compensation Table	20
Narrative Disclosure to Summary Compensation Table	21
Employment Agreements	22
Outstanding Equity Awards at Fiscal Year End	22
Potential Payments Upon Termination of Employment Agreement or Change in Control	24
Payments upon Termination of Employment Agreement	24
Severance Payment Table	24
Payments Upon “Change in Control”	25
Change in Control Compensation Table	25
Compensation Committee Report	26
Compensation Committee Interlocks and Insider Participation	29
Stock Ownership by Directors and Executive Officers	29
Report of the Audit Committee	30
Independent Registered Public Accounting Firm	31
Items To Be Voted On	32
Proposal No. 1 – Ratification of Independent Registered Public Accounting Firm	32
Proposal No. 2 – Election of Directors	32
Information About Director Nominees	33
Information About Continuing Directors	34
Proposal No. 3 – Advisory (non-binding) Vote on Named Executive Officer Compensation	35
Proposal No. 4 – Advisory (non-binding) Vote on Whether the Stockholder Vote on Named Executive Officer Compensation Should Occur Every 1, 2, or 3 Years	36
Executive Officers Who Are Not Directors	37
Other Matters	38

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Community Bank Shares of Indiana, Inc.

101 West Spring Street

New Albany, Indiana 47150

(812) 944-2224

Proxy Statement

Notice of Annual Stockholders’ Meeting to be held on May 15, 2012

The Board of Directors of Community Bank Shares of Indiana, Inc. is soliciting your proxy to vote your shares at our 2012 Annual Meeting because you owned shares of our common stock at the close of business on March 8, 2012. This proxy statement, along with a proxy card, is being made available to stockholders beginning April 4, 2012. We have made these materials available to you on the Internet, and in some cases, have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares.

As used in this proxy statement, the terms the “Company”, “we”, “us” and “our” refer to Community Bank Shares of Indiana, Inc., an Indiana corporation.

Notice of Internet Availability of Proxy Materials; Mailing of Proxy Materials

In accordance with the rules of the SEC, we may furnish proxy materials, including this proxy statement and our 2011 Annual Report, to stockholders by providing access to these documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, you will receive a 1st Meeting Notice and a 2nd Meeting Notice which will instruct you as to how you may access and review the proxy materials on the Internet. The Notices also furnish information that you will need in order to submit your vote via the Internet or by telephone, and a Proxy Card will be included with the 2nd Meeting Notice. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting the materials in the 1st or 2nd Meeting Notice.

Voting Information

Outstanding Number of Shares; One Vote per Share. On March 8, 2012, there were 3,358,479 shares of Company Common Stock issued and outstanding, and we had no other class of equity securities outstanding that was entitled to vote at this Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting on each matter properly presented at the meeting.

Voting by Stockholders of Record. If, at the close of business on March 8, 2012, your shares are registered directly in your name with our transfer agent, the Registrar and Transfer Company, you are considered the stockholder of record of those shares and we have made these proxy materials available to you via the Internet or mailed them to you. You may vote your shares by Internet, telephone, or by mail as further described below. Your vote authorizes each of Gary L. Libs and James D. Rickard as proxies, each with the power to appoint his or her substitute, to represent and vote your shares by proxy as you directed.

•	Vote by Internet – http://www.rtcoproxy.com/cbin.

Use the Internet to vote your proxy 24 hours a day, seven days a week until 3:00 a.m. (Eastern Daylight Time) on

May 15, 2012.

Please have your 1st and 2nd Meeting Notices available and follow the instructions to obtain your records and create an electronic ballot.

•	Vote by Telephone – 1-855-288-8996

Use the Telephone to vote your proxy 24 hours a day, seven days a week until 3:00 a.m. (Eastern Daylight Time) on May 15, 2012. Please have your 1st and 2nd Meeting Notices available and follow the instructions to vote.

•	Vote by Mail – Mark, sign, and date your Proxy Card and return it in the postage-paid envelope provided.

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Only the latest dated proxy received from you, whether by Internet, telephone or mail, will be voted at the Annual Meeting. If you vote by Internet or telephone, please do not mail your proxy card.

Voting By Beneficial Owners of Record. If at the close of business on March 8, 2012, your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being made available to you by your bank, broker, trustee, or nominee that is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct, via the Internet or by telephone, your bank, broker, trustee, or nominee on how to vote your shares if the bank, broker, trustee, or nominee offers these options, or by signing and returning to them a proxy card. Your bank, broker, trustee, or nominee will send you instructions for voting your shares.

If you wish to vote in person at the Annual Meeting but you hold your stock in street name (that is, in the name of a broker, bank, or other institution), then you must have a proxy from the broker, bank, or institution in order to vote at the annual meeting.

How Your Votes Will Be Voted. If you vote by Internet, telephone, or by signing and returning a proxy card, your shares will be voted in accordance with the instructions you provide. If you vote without providing contrary instructions, your proxy will be voted in the following manner:

•	for the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2012;

•	for the nominees for director as described in this proxy statement;
•	for the advisory (non-binding) approval of executive compensation;
•	for the advisory (non-binding) stockholder vote on named executive officer compensation to occur every year; and
•	for the transaction of such other business as may properly come before the Annual Meeting, in accordance with the judgment of the persons appointed as proxies. As of the date of this proxy statement, management is not aware of any such other business.

The proxies being solicited may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement. If, however, you vote by Internet, telephone, or by signing and returning a proxy card, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking a Proxy. You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company (Pamela P. Echols, Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150) written notice of revocation; (ii) submitting to the Secretary a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and (after having given the Secretary notice of your intention to vote in person) voting your shares of our Common Stock in person. If your shares are held through a broker, please contact the broker to revoke or change your proxy or obtain a proxy in order to vote in person at the Annual Meeting. If you vote by Internet or telephone, you may change your proxy vote simply by voting again by Internet or telephone.

Votes Required. Inspectors of Election will count votes cast at the Annual Meeting. Our directors are elected by a plurality of the votes cast at the Annual Meeting. A “plurality” means that the two nominees receiving the most votes for director positions expiring in 2015 will be elected directors. All other matters will be approved if the votes cast for the proposal exceed the votes cast against the proposal at the Annual Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws. Abstentions as to all such matters to come before the Annual Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

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Effect of Not Voting by Beneficial Owners; Broker Non-Votes. If you are a beneficial owner and you do not provide voting instructions to your broker, bank, or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. Rules governing brokers, banks, and other entities of record holding your shares determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial owner and do not provide voting instructions, your bank, broker, or other holder of record is permitted to vote your shares for the ratification of our independent registered public accounting firm but is not permitted to vote your shares on the election of directors, on the advisory (non-binding) approval of executive compensation, or on the advisory (non-binding) approval on the frequency of the stockholder advisory vote on Say-On-Pay.

Without your voting instructions on these matters, a broker non-vote will occur. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in the calculating the number of votes necessary for the approval of such matters to be presented at the meeting; however, shares represented by proxies containing both broker non-votes and a vote on any matter will be considered present at the annual meeting for purposes of determining the existence of a quorum.

Quorum. The presence in person or by proxy of at least a majority of the outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. A share of our Common Stock is deemed present for quorum purposes once it is represented at our Annual Meeting. Shares of our Common Stock represented by properly executed and returned proxies will be treated as present. Shares of our Common Stock held in the name of an individual who attends our Annual Meeting are deemed present “in person” at our Annual Meeting. Shares of our Common Stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

Proxy Solicitations

We will pay all of the expenses of this solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our Common Stock. In addition to solicitations by mail, our Directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2011, our Annual Report on Form 10-K for fiscal year 2011, and this proxy statement are being made available to our stockholders on or about April 4, 2012. Such Annual Report and Form 10-K are not a part of the proxy solicitation materials.

Multiple Stockholders Sharing the Same Address

If you have chosen to request paper copies of the Proxy Statement, Proxy Card, Annual Report to Shareholders, and Annual Report on Form 10-K, a single Proxy Statement, as well as a single copy of our Annual Report to Stockholders and Annual Report on Form 10-K will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the affected stockholders. We will, however, send a separate proxy card to each security holder sharing the same address. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement as well as a separate copy of our Annual Report to Stockholders and Annual Report on Form 10-K, please notify your broker or direct your written request to Community Bank Shares of Indiana, Inc., Attn: Pamela P. Echols, Corporate Secretary, P.O. Box 939, 101West Spring St., New Albany, Indiana 47150, or contact Ms. Echols at (812) 981-7373. If your broker is not currently “householding” (i.e., you received multiple copies of our Proxy Statement as well as our Annual Report to Stockholders and Annual Report on Form 10-K), and you would like to request delivery of a single copy, you should contact your broker.

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Directions to Stockholders’ Meeting

Our stockholders’ meeting will be held at Kye’s II, 500 Missouri Avenue, Jeffersonville, Indiana 47130. If you need directions, please contact Pamela P. Echols, Corporate Secretary, at Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, or contact Ms. Echols at (812) 981-7373.

Corporate Governance and Board Matters

Corporate Governance Guidelines; Code of Ethics. Ethical business conduct is a shared value of our Board of Directors, management and employees. Our Code of Ethics applies to our Board as well as to all employees and officers, including our principal executive officer and our principal financial and accounting officer.

Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in such Code of Ethics. A copy of the Code of Ethics is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. A copy is available in print upon request.

Board Structure and Committees. Currently, there are 9 members of our board of directors:

Gary L. Libs, Chairman	Steven R. Stemler, Vice Chairman
George M. Ballard	James D. Rickard
R. Wayne Estopinal	Timothy T. Shea
Gerald T. Koetter	Kerry M. Stemler
Norman E. Pfau, Jr.

Effective July, 2011, our Board of Directors changed its meeting frequency to monthly. The Board of Directors held a total of 15 meetings during the year ended December 31, 2011. All of the directors attended at least 75% of all the meetings of our Board of Directors and the committees on which they served during the year ended December 31, 2011. While not a policy, it is our practice that Directors attend the Annual Meeting of Stockholders. All of our directors except Timothy T. Shea attended our 2011 Annual Meeting.

Our Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance/ Nominations Committee.

Members of Executive Committee	Functions of the Committee	Meetings in 2011
Gary L. Libs, Chairman Steven R. Stemler Kerry M. Stemler R. Wayne Estopinal James D. Rickard	• Exercises powers of the Board of Directors between meetings of the full Board.	11

Members of Compensation Committee	Functions of the Committee	Meetings in 2011
R. Wayne Estopinal, Chairman Gary L. Libs Kerry M. Stemler Norman E. Pfau, Jr.	• Determines compensation of our executive officers; • Administers our cash-based and equity-based incentive compensation plans; and • Oversees our assessment of whether our compensation practices are reasonably likely to expose the Company to material risks; Please refer to the sections in this proxy entitled “Executive Compensation - Compensation Discussion and Analysis” and “Executive Compensation - Compensation Committee Report” for more information.	7

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Members of Corporate Governance/Nominations Committee	Functions of the Committee	Meetings in 2011
Steven R. Stemler, Chairman George M. Ballard Gary L. Libs Kerry M. Stemler	• Recommends individuals to stand for election or re-election as directors; • Considers recommendations by our stockholders of potential nominees for election as directors; and • Makes recommendations to our board concerning Board organization and operation, committee structure, and governance policies.	6

Members of Audit Committee	Functions of the Committee	Meetings in 2011
Norman E. Pfau, Jr., Chairman George M. Ballard R. Wayne Estopinal Gerald T. Koetter Timothy T. Shea

•   Serves as audit committee for us and for our subsidiaries, Your Community Bank and The Scott County State Bank;

•   Monitors the integrity of our financial reporting processes and the quality of our systems of internal controls regarding finance, accounting and legal compliance;

•   Selects our independent auditor and determines such auditor’s compensation;

•   Monitors the independence and performance of the independent auditor, management and the internal audit department;

•   Pre-approves, if appropriate, all related party transactions;

•   Monitors our compliance with legal and regulatory requirements; and

•   Oversees the establishment and investigation of complaints regarding accounting, internal accounting controls or audit matters.

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Board and Committee Independence; Audit Committee Financial Expert. All Company directors, apart from Mr. Rickard, are “independent directors” as defined by the rules of NASDAQ. Our Board of Directors has determined that each of the following directors is independent under the rules of NASDAQ after considering the following Company payments during 2011, none of which exceeded $120,000 with respect to any one director and companies owned by him.

Name	Business

Kerry M. Stemler	Payments made to a real estate construction firm of which Mr. Stemler is the sole owner; and

Steven R. Stemler	Payments made to a plumbing and irrigation service company of which Mr. Stemler is the sole owner.

Further, our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members. Our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Norman E. Pfau, Jr., among others, satisfies the qualifications of “financial expert,” and Mr. Pfau, accordingly, has been designated as the Audit Committee financial expert.

Executive Sessions of the Board. Non-management Directors meet in executive sessions without management. “Non-management” directors are all those who are not officers of the Company or a subsidiary and may include Directors who are not “independent directors” as determined under NASDAQ rules by virtue of a material relationship with the Company or a family relationship. Executive sessions are held at least twice annually in conjunction with regularly scheduled Board meetings. Other sessions may be called at the request of the Board.

Board Leadership Structure and Role in Risk Oversight. As noted earlier in this proxy statement, our Board is comprised of eight independent directors and one employee director. The roles of Chairman of the Board and Chief Executive Officer are held by different individuals. We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance. We believe that separating these two positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the board in its fundamental role of providing guidance to and oversight of management.

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Our Chairman of the Board is an independent director and has the following duties:

•	Chair and preside at Board meetings;
•	Coordinate with our CEO in establishing the agendas and topic items for Board meetings;
•	Advise on the quality, quantity and timeliness of the flow of information from management to the Board;
•	Act as principal liaison between management and the Board on sensitive issues;
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and
•	Provide an important communication link between the Board and stockholders, as appropriate.

Our Directors, together with the Executive, Audit, Compensation and Corporate Governance/Nominations Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with reports, trends, and analysis of our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary, and reputational risks. Our Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and the adequacy of management’s response.

Additionally, our Board of Directors believes that full and open communication between senior management and the Board is essential to effective risk oversight. Our Chairman of the Board meets regularly with senior management to discuss a variety of matters, including business strategies, opportunities, key challenges and risks facing the Company, as well as management’s risk mitigation strategies. Various members of senior management attend all regularly scheduled Board meetings where they conduct presentations to the Board on various strategic matters involving our operations, and they are available to address any questions or concerns raised by the Board on risk management-related or any other matters. Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of our business opportunities and challenges, and monitors the development and management of risks that affect our strategic goals.

In addition, our bank subsidiaries have their own boards of directors and risk management committees, which provide risk management at each of their respective companies. Our Audit Committee serves as the audit committee for both of our subsidiaries. Our CEO serves on the board of each directly owned subsidiary. One of the key responsibilities of each subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary, and reputational risks. While we have not developed an enterprise-wide risk statement, our Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk, and we require our subsidiaries to follow this philosophy.

Nominations Committee. In June of 2011, the Corporate Governance/Nominations Committee (the “Nominations Committee”) adopted and the Board of Directors approved a charter for the Committee. A copy of this charter is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. The charter provides that the Nominations Committee shall select and evaluate directors and candidates for director in accordance with the following factors (the “Evaluation Guidelines”)”

1.	Decisions for recommending candidates for nomination shall be based on merit, qualifications, performance, character, integrity, and the Company’s business needs and shall comply with the Company’s anti-discrimination policies and federal, state, and local laws;
2.	The composition of the entire board shall be taken into account when evaluating individual directors, including: the diversity, depth, and breadth of knowledge, skills, experience, and background represented on the Board; the need for financial, business, financial industry, public company, and other experience and expertise on the Board and its committees; and the ability and willingness to work cooperatively with other members of the Board and with senior management of the Company to further the interests of the Company and its stockholders;
3.	Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as director;

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4.	Candidates shall be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole;
5.	Candidates should be persons who would likely be able to meet the “Responsibilities and Expectations of Directors” set forth in the Company’s Corporate Governance Policy;¹
6.	In determining whether to recommend a director for re-election, the Committee shall consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board;
7.	The Committee’s objective shall be to recommend director nominees who can best perpetuate the success of the business of the Company, be an effective director in conjunction with the full Board, and represent stockholder interests through the exercise of sound judgment, using his or her diversity of experience in the areas described above; and
8.	The Committee may utilize such other criteria as it deems advisable.

Consideration of Director Nominees. The Nominations Committee will consider director candidates who have been identified by other Directors, officers or our stockholders but has no obligation to recommend such candidates for nomination. The Nominations Committee will apply the same procedure for evaluating nominees for Director, regardless of the source of identification of such nominee, including whether or not the nominee was recommended by a stockholder, current Director, officer or other source.

¹ COMMUNITY BANK SHARES OF INDIANA, INC.

RESPONSIBILITIES AND EXPECTATIONS OF DIRECTORS

It is our expectation that all directors will, at a minimum:

•	Be diligent in their attendance of board of directors and committee meetings (80% attendance at a minimum).
•	Be well-prepared by carefully reviewing in advance all materials distributed prior to board and committee meetings.
•	Be knowledgeable about the duties, purposes, and goals of each committee that they serve on.
•	Keep current on banking and financial industry matters and participate in continuing education opportunities for financial industry directors.
•	Understand and be able to articulate the financial performance of the company.
•	Be knowledgeable of and responsive to the regulatory climate of the company.
•	Participate fully in board and committee discussions and decisions and express thoughtful and honest concerns or opinions.
•	Be engaged, alert, and not distracted by technology or other matters.
•	Be respectful of other directors and company employees.
•	Be willing to raise tough questions in a manner that encourages discussion.
•	Seek information and opinions from others and constructively manage conflict.
•	Demonstrate a willingness to listen to others’ opinions and consider them.
•	Think, speak, and act independently.
•	Focus inquiries on issues related to strategy, policy, and results rather than day to day issues of corporate management.
•	Maintain separation from the day to day operations and management of the company, if a non-employee director.
•	Be actively involved in the community through participation in charitable and civic organizations.
•	Be an ambassador of the company in the community and be supportive of management and decisions made by the majority of the board.
•	Display a high degree of ethics and integrity.
•	Maintain strictest confidentiality with respect to customer matters and discussions in board and committee meetings.
•	Put the interests of the organization ahead of personal interests and avoid conflicts of interest.
•	Actively support business development by proactively recommending and soliciting customers.
•	Remain financially sound and ensure that the financial obligations of themselves and their associated businesses are timely met.
•	Be willing and able to assume an appropriate ownership interest in the company through the purchase of its stock.
•	Be willing to use the company’s affiliate banks as the primary source of their personal and business banking.

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For a stockholder to submit a candidate for consideration as a director at our 2013 Annual Meeting of Stockholders, a stockholder must notify our corporate secretary no later than December 5, 2012 (the date 120 days prior to the first anniversary of the date of the 2012 annual meeting proxy statement) and provide the following supporting information:

1.	The name and address of the candidate and the nominating stockholder;

2.	A comprehensive biography and resume of the candidate and an explanation of why the candidate is qualified to serve as a Director, taking into account the criteria identified in our Evaluation Guidelines (see above);

3.	Proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by the nominating stockholder (and the candidate if the candidate owns any of our voting securities);

4.	A resume of the nominating stockholder; and

5.	A letter signed by the candidate stating his or her willingness to serve if elected.

Notices and supporting information should be sent to: Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring Street, New Albany, Indiana 47150, Attn: Corporate Secretary.

Compensation of Directors. The following table summarizes the compensation we paid to our non-employee directors in 2011.

	2011 Fees Earned	All Other
Name	or Paid in Cash	Compensation		Total
George M. Ballard	$21,200	-		$21,200
R. Wayne Estopinal	28,850	-		28,850
Gary L. Libs	44,650	-		44,650
Norman E. Pfau, Jr.	20,850	-		20,850
Timothy T. Shea	34,100	$10,500	[1]	44,600
Kerry M. Stemler	38,950	-		38,950
Steven R. Stemler	29,650	-		29,650
Gerald T. Koetter	24,150	-		24,150

1Represents $1,500 monthly retainer fee for the continuing guidance and advice of Mr. Shea for a 7-month period.

Effective June 21, 2011, the Board of Directors modified its cash compensation program for its nonemployee directors by eliminating attendance fees for regularly or specially scheduled Board meetings, by increasing monthly retainer fees and by restructuring the compensation paid to the Chairman of the Audit Committee. Each director receives a $1,000 monthly retainer fee (formerly $500), except that the Chairman of the Board receives $2,000 per month (formerly $1,500) and the Vice Chairman of the Board and the Chairman of the Audit Committee each receive $1,500 per month (formerly the Vice Chairman of the Board received $800 and the Chairman of the Audit Committee received $1,000 per Audit Committee meeting.) The Audit Committee Chairman also receives $200 for each meeting with our Independent Registered Public Accounting Firm regarding the Company’s SEC filings on Forms 10-Q and 10-K.

Each nonemployee director receives $250 for each committee meeting he attends, except that the Chairman of the Corporate Governance/Nominations Committee and the Chairman of the Compensation Committee each receive a fee of $350 per committee meeting attended. However, Directors cannot receive more than a total of $250 (or $350, if applicable) for all of the committee meetings attended on the same day, including those of affiliated companies. Directors who are regular employees of the Company do not receive retainer fees or fees for attending board or committee meetings.

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Those nonemployee directors who are also members of Your Community Bank’s board of directors receive payment for attending each regularly scheduled bank board meeting ($700 per month) and receive a fee for attending each committee meeting ($250). Directors shall not receive more than a total of $250 (or $350, as applicable,) for all committee meetings attended on the same day, including those of the Company and affiliated companies. The Chairman of the Your Community Bank board of directors receives a fee of $1,700 per meeting attended. The Vice-Chairman receives a fee of $1,200 per meeting attended. Directors are paid $700 per meeting for up to two regular meetings per year of the Your Community Bank Board at which they are absent. No fees are paid for attendance at special board meetings. The chairmen of the Loan and Asset and Liability Committees receive a fee of $350 per meeting attended. Messrs. Shea, Estopinal, Koetter, Libs, Kerry Stemler, and Steven Stemler all serve as compensated directors of Your Community Bank. Messrs. Shea and Ballard, who are also members of the Nelson County Business Development Board, receive $600 for each meeting of that board which they attend.

In consideration of the service and leadership provided by those occupying the position of Chairman of the Board of Directors and in consideration of the continuing guidance and advice that the Company may wish to rely upon from persons who have held such position, the Board adopted a compensation policy to pay a retainer of $1,500 per month to anyone whose term as Chairman has ended, such fees to be paid for a period of twelve months following the end of such individual’s term as chairman.

Certain Relationships and Related Person Transactions

Family Relationships. There are no “family relationships” in the Company between any Directors or executive officers or persons nominated or chosen to become Director or executive officer. “Family Relationship” means a relationship by blood, marriage or adoption not more remote than first cousin.

General Transactions. From time to time, in the ordinary course of business, we and our subsidiaries engage in transactions with, or acquire goods or services from, our Directors and companies they control. We intend that all transactions between us, our affiliates, and our executive officers, Directors, holders of 10% or more of the shares of any class of our Common Stock and affiliates thereof, will contain terms no less favorable to us than could have been obtained by us in arm’s-length negotiations with unaffiliated persons. All transactions between us, our affiliates, and our executive officers, Directors, and their related interests are reviewed by the Audit Committee prior to the service being performed or the goods being purchased to insure that our aforesaid intention is satisfied. All potential related party providers are identified and given an annual limit which is approved by the Audit Committee. On a quarterly basis all expenditures to related parties are reviewed by the Audit Committee to assure limits are not exceeded and independence is not impaired. It is the intent of the Board not to allow anyone a large enough limit to exceed the regulatory guidance.

Indebtedness of Management. During 2011 some of our Directors and officers (and directors and officers of our subsidiaries, Your Community Bank and The Scott County State Bank) and other persons and entities with which they are affiliated, were customers of, and had in the ordinary course of business banking transactions with, Your Community Bank or The Scott County State Bank. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons not related to the lender and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 3, “Loans,” and Note 5, “Deposits,” of our December 31, 2011 audited consolidated financial statements filed on Form 10-K.

Stockholder Communications with the Board of Directors

We do not have a formal process for our stockholders to send communications to our Board of Directors. As a community banking organization, the Board of Directors has not viewed it as necessary to adopt a formal process; all Directors are open to receiving communications from stockholders. Our Board of Directors welcomes communications from our stockholders. Stockholders may communicate with any member of the Board of Directors, including the chairman of any committee, an entire committee, only independent Directors or all Directors as a group, by sending written communications to: Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring Street, New Albany, Indiana 47150.

A stockholder must include his or her name and address in any such written communication and indicate whether he or she is a Company stockholder.

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The Corporate Secretary will forward all communications to the appropriate Director or Directors. Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee.

Stockholder Proposals for 2013 Annual Meeting

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our principal executive offices, P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, Attn: Pamela P. Echols, Corporate Secretary, no later than December 5, 2012. We urge that any such proposals be sent certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance. However, if you do not notify us on or before February 18, 2013 of any matter that you wish to present at next year’s annual meeting, then the stockholders’ proxies that we solicit in connection with our 2013 Annual Meeting of Stockholders will confer on the proxyholders discretionary authority to vote on the matter that you present at our 2013 Annual Meeting.

Executive Compensation

Compensation Discussion and Analysis

Overview

Introduction: Through our bank subsidiaries, we provide regional financial services in Southern Indiana, the Louisville metropolitan area and Nelson County, Kentucky. We believe that we will achieve our financial goals in this very competitive and challenging environment through retaining exceptional people and providing exceptional service.

Compensation Philosophy: While we are committed to hiring the best individuals at all levels of our institutions, we believe that it is imperative for us to attract and retain exceptional people to serve on our senior management team. We view our senior management team as consisting of twelve (12) individuals (including our “Named Executive Officers” in the “Summary Compensation Table” below and the other executive officers mentioned under “Executive Officers Who Are Not Directors” below). While the overall executive compensation philosophy of the Company has not changed significantly in recent years, in August of 2011 the Compensation Committee of the Board of Directors adopted a Charter (the “Charter”) and Executive Compensation Philosophy Statement (the “Philosophy Statement”) to formalize the operating procedures of the Committee and to more clearly articulate compensation elements and objectives. A copy of this Charter is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com.

Among other things, the Charter requires the Committee to regularly review: (1) the amount and structure of compensation of senior management; and (2) the Company’s compensation plans, to ensure that they do not encourage unnecessary and excessive risk taking or the manipulation of reported earnings. The Philosophy Statement provides that the objectives of our executive compensation plans shall be to:

•	Attract, retain, and award exceptional leaders;
•	Encourage and promote behavior that will produce sustainable profitability and maximize long-term value for our stockholders;
•	Limit and discourage unnecessary and excessive risk-taking, as well as the manipulation of reported earnings to enhance compensation;
•	Provide a competitive total compensation opportunity;
•	Tie a meaningful percentage of the total compensation opportunity to at-risk, performance-based pay; and
•	Provide easily understood plans that clearly link the executives’ performance to the Company’s strategic goals and the interests of stockholders.

The Philosophy Statement also provides that executive compensation peer comparison surveys shall be conducted on a regular basis and that executive compensation plans shall contain a variety of compensation elements, as noted below under “Elements of Compensation.” The Philosophy Statement recites the Committee’s belief that, at least in the near term, it may be appropriate to use primarily grants of time-vested restricted stock (or restricted stock units) as a form of long-term compensation, with the objectives of:

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•	Providing a retention incentive for executives;
•	Encouraging a higher percentage of Company stock ownership;
•	Encouraging capital accumulation in a flat or depressed market; and
•	Encouraging executives to act in the long-term interests of our stockholders.

Effect of Nonbinding Stockholder Advisory Vote: Last year we asked our stockholders for a non-binding advisory vote on our overall executive compensation programs and procedures. While the stockholder vote was not binding, the Board of Directors did review and consider the voting results. Of the stockholders who voted, 63.78 % voted in favor, 2.76% voted against, 5.21% abstained, and 28.25% were broker nonvotes. Since a substantial majority of our stockholders voted in favor of our executive compensation programs and procedures, we determined that we did not need to consider changing our overall approach to executive compensation.

Elements of Compensation: Total compensation for each member of our senior management consists of:

•	currently paid compensation elements consisting of salary, bonus, and minimal perquisites,

•	long-term elements, which include various awards under our long-term compensation plans, and

•	employment agreements for our Named Executive Officers, which provide for change in control payments in certain circumstances.

We address each element of our compensation arrangements separately below.

Measuring Performance: The Compensation Committee determines each executive’s compensation package following the end of the prior calendar year based upon the Committee’s assessment of the Company’s performance and each executive’s contribution. The Compensation Committee has increasingly relied upon performance-driven bonus compensation as a percentage of the compensation for its Named Executive Officers. Moreover, through the grant of restricted stock units (as described below) under our Stock Award Plan and the grant of deferred stock units (as described below), the Committee has placed more emphasis upon the Company’s long-term compensation goals, including retention of key executives.

Participation in the Capital Purchase Program: On May 29, 2009, we entered into an agreement with the United States Department of the Treasury (the “Treasury”) under its TARP Capital Purchase Program (“CPP”) by which we sold to the Treasury shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”), and a warrant to purchase shares of our common stock (“Warrant”). As a result of participating in the CPP, some of our officers were subject to restrictions upon executive compensation imposed by the Emergency Economic Stabilization Act of 2008, as amended, and the regulations issued thereunder by the Treasury (the “CPP Restrictions”).

On September 15, 2011, we repurchased our Preferred Stock from the Treasury and on October 19, 2011, we repurchased our Warrant from the Treasury. As a result, the CPP Restrictions, which included, among other things, the prohibition of any (1) payments to executives upon their departure from the Company for any reason or due to a change in control of the Company; and (2) in the case of our CEO, Mr. Rickard, the payment of any cash bonuses, no longer apply to our officers.

Currently Paid Compensation Elements

Base Salaries. In setting base salaries, we do not adhere inflexibly to benchmarking or mathematical formulas. With respect to the base salaries of our senior management team, our Compensation Committee normally reviews each executive’s base salary annually in January. For annual base salary increases, our Compensation Committee considers an executive’s increased level of experience, whether responsibilities have increased, and the extent to which performance goals have been achieved.

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Senior Management Bonus Plan. The Compensation Committee uses cash bonuses as a performance-driven, short-term incentive for each member of our senior management team and certain other key officers. Our senior management cash bonus plan for 2011 (the “2011 Plan”) prescribed for each executive an annual set of goals that included Company-wide goals as well as goals tailored to the executive’s role. For example, a Company net income goal was included for most of our executives, while the goals for the heads of our Business Services and Retail Divisions included objectives tied to loan production and growth in non-interest income and deposits, as well as risk-based factors relating to the level of non-performing assets. Other goals that applied to various executives related to non-interest expense, loan yields, net interest income, electronic banking revenue, and compliance. For each executive, each goal was given both a weighting factor which determines the portion of any bonus attributable to the achievement of that goal (the weighting for net income ranging from 50% to 80%) and a specific bonus amount which would be granted if the goal was realized. Because many of the goals are tied to year-end numbers, the cash bonuses are not paid until the following year. Further, the 2011 Plan (like the Senior management bonus Plan for 2010 (the “2010 Plan”)) provides that 75% of each earned cash bonus will be paid in the beginning of 2012 (2011 for the 2010 Plan), with the remaining 25% (the “Delayed Payments”) to be paid only if the following goals are met as of December 31, 2012 (December 31, 2011 for the 2010 Plan): (a) tangible equity is not less than the prior year and (b) non performing assets are 3.65% or less (3.75% for the 2010 Plan).

The Compensation Committee has the authority to make discretionary cash bonus awards even though performance goals are not met, or to increase or decrease awards if they deem adjustments to be warranted. Since the Company’s net income goal was met or exceeded in both 2010 and 2011, and since other goals were also met, the Committee exercised its discretion by waiving the provision in the 2011 Plan that no awards would be granted unless non performing assets (“NPAs”) were 3.65% or less and awarded cash bonuses. The cash bonuses for 2011, however, were reduced because of the failure of the Company to meet the NPAs goal. The Committee also exercised its discretion with respect to the 2010 Plan by authorizing the Delayed Payments for the 2010 Plan even though the NPAs goal for the Delayed Payments was not met as of December 31, 2011. The Committee also granted an additional discretionary award to Mr. Cecil in recognition of his efforts in 2011.

In January of 2012, the Committee made several adjustments to the Senior Management bonus plan for 2012 (the “2012 Plan”). The Committee felt that the 2012 Plan should be simplified to provide more clarity and to focus on the accomplishment of the Company’s primary objectives. A portion of the performance goals for the heads of our Business Services and Retail Divisions, as well as for the CEO of our Scott County affiliate, The Scott County State Bank, will continue to be based on the overall deposit and loan growth of their respective areas, as well as credit quality. The only other performance metrics will be net income growth and reduction of NPAs. Moreover, 25% of awards will be deferred until December 31, 2013 and will be paid only if tangible equity levels are maintained and NPAs are reduced below a prescribed amount.

In order to encourage greater stock ownership by executives and to tie equity awards to performance, the 2012 Plan provides that if an executive’s performance goals are achieved, he or she will receive a certain percentage of his or her base salary as a cash bonus and a certain percentage in restricted stock units (1/3 of which will vest immediately after the end of the performance year, and 1/3 of which will vest at the end of each of the two succeeding years). As a result of these changes, the Senior Management Bonus Plan now contains elements of both “currently paid compensation” and “long-term compensation.”

Perquisites. We provide minimal perquisites to our senior management team (including our Named Executive Officers) and certain other officers. There is no formula for how perquisites are utilized in the total compensation package; rather, such perquisites assist the Company in marginally augmenting total compensation. Please refer to “Summary Compensation Table” below, which reflects base salary, bonus, and perquisite compensation for each of our Named Executive Officers.

Long-Term Compensation Elements

Stock Option Awards:

2005 Stock Award Plan. Members of our senior management team and certain other officers have been awarded stock options under the Company’s Stock Award Plan adopted by Stockholders in 2005. Our Compensation Committee views stock options as a retention tool by virtue of the manner in which such options vest and the “ownership mentality” fostered in option recipients. The options granted under our Stock Award Plan have terms of ten years, vest in their entirety three (3) years after the date granted (assuming the option recipient is still in our employ), and for our senior management team and directors, are exercisable at a strike price equal to, at the discretion of the Compensation Committee, 110% or 100% of the closing market price of a share of Common Stock on the grant date. Historically, the ten percent strike price “premium” is viewed less as an incentive for performance but rather as recognition of the natural increase in the value of a share of Company Common Stock likely to occur over the long exercise period of the options. The Compensation Committee has not granted any stock options since 2007; rather, it has chosen to grant restricted stock units in recent years. (See “Restricted Stock Units” below.)

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1997 Incentive Stock Option Plan. Some of our officers hold unexercised vested options that were granted under our 1997 Incentive Stock Option Plan. The options granted under our 1997 Incentive Stock Option Plan have terms of ten years and are exercisable at a strike price equal to the closing market price of a share of Common Stock on the grant date. The options vested ratably over a period of two to three years, depending upon the year in which they were awarded. We have not granted any options under this plan since 2004.

Restricted Stock Awards

Restricted Stock Units. Based in part upon the analysis by Mercer, a human resource consulting firm, in the survey it provided to us in 2007 (see “Process for Determining Compensation” below), restricted stock units (“RSUs”) were awarded to certain officers under our Stock Award Plan in 2008 and 2011, and to our CEO, Mr. Rickard, in December of 2011. In keeping with our compensation philosophy of (a) paying our executives for performance, which enhances stockholder values, and (b) providing our executives with the prospect of reasonable rewards for superior performance related to short and long-term Company results, the Compensation Committee wanted to provide additional long-term compensation incentives in the form of RSUs.

Each RSU represents an unfunded contractual right of the executive to receive one (1) share of our Common Stock upon vesting. The RSUs that were awarded in 2008 vested on January 22, 2011 and, for one officer, on March 31, 2011, while those that were awarded in February of 2011 vest in February of 2014, except that 1,522 of the RSUs granted to Mr. Rickard will vest in February of 2013.

In December of 2011, Mr. Rickard was also awarded 12,000 RSUs, 8,000 of which vested in January 2012, 2,000 of which will vest in January of 2013, and 2,000 of which will vest in January of 2014, assuming that Mr. Rickard is still in our employ on the vesting dates. (See “Currently Paid Compensation Elements – Senior Management Bonus Plan” for a discussion of the 2012 Senior Management Bonus Plan, which includes RSUs as a reward element.)

Performance Based Awards

Deferred Stock Units. Based in part upon discussions with Mercer in December of 2008 and January of 2009, and due to the difficulty of setting long-term performance goals in uncertain economic times, the Compensation Committee decided to grant performance awards that combine annual performance goals with a payout at the end of a 3-year period.

Deferred Stock Units Awarded in 2009. The Compensation Committee awarded deferred stock units (“DSUs”) in February of 2009 to our senior management team and certain other key officers.

•	Basic Terms of Deferred Stock Units. The DSUs awarded in 2009 had annual performance objectives with a one-time payout following the completion of the third performance year (i.e., December 31, 2011). Each executive’s awarded deferred stock units were divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 were allocated to 2009, 1/3 were allocated to 2010, and 1/3 were allocated to 2011). At the beginning of each performance year, the Compensation Committee or the Board established one-year performance goals with corresponding payout percentages. Following the completion of the performance year, the Compensation Committee assessed performance to determine whether the minimum target for such performance year was achieved. If the minimum target was not achieved, then the units allocated to that performance year (1/3) did not vest and the recipient did not receive any payout in connection with those units. If the minimum target was achieved or exceeded, then the units allocated to that performance year (1/3) conditionally vested, with the recipient entitled to receive a payout at the end of the three-year performance period, assuming all other conditions were met. The payouts could range from 0 to 160%, depending upon whether the minimum threshold was achieved, and if so, by how much.

•	Form of Payment. Vested awards were to be paid in the form of shares of our Common Stock.

•	Payout Calculation. The payout was to be calculated by adding together the results for each performance period from the following calculation:

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Number of vested units for a performance period multiplied by the fair market value (determined in accordance with the Stock Award Plan) of one share of our Common Stock on the date of the expiration of the three-year performance period (December 31, 2011) multiplied by the payout percentage established for that performance year.

•	2009 Performance Objectives. The performance criterion for the DSUs allocated to the 2009 year (the “2009 Units”) was diluted earnings per share (“EPS”). EPS for 2009 had to increase by 371.6% from 2008 EPS in order to achieve the minimum payout percentage and in order for the deferred stock units allocated to 2009 to vest and entitle the recipient to a payout after December 31, 2011 (assuming the recipient was still in our employ). Since we did not meet the established performance criterion for 2009, none of the 2009 Units vested.

•	2010 Performance Objectives. The performance criterion for the DSUs allocated to the 2010 year (the “2010 Units”) was net income available to common stockholders. The target net income amount for receiving a 100% payout was $5,943,000. In order for the minimum payout percentage to be achieved, net income had to be at least $5,230,000 in 2010. In addition, on 12/31/2010 and 12/31/2011, tangible equity had to be no less than on 12/31/2009, and non-performing assets had to be 3.75% or less of average assets. Net income and tangible equity exceeded the performance thresholds for 2010, but non performing assets did not. See the discussion below for an explanation of the payout for the 2010 Units.

•	2011 Performance Objectives. The performance criterion for the DSUs allocated to the 2011 year (the “2011 Units”) was net income available to common stockholders. The target net income amount for receiving a 100% payout was $5,986,000. In order for the minimum payout percentage to be achieved, net income had to be at least $4,800,000 in 2011. The DSUs allocated to 2011 only vested if the minimum net income goal was met and if, on 12/31/2011, tangible equity was no less than its level on 12/31/2010 and non performing assets were 3.65% or less of average assets.

Although the NPAs targets for the 2010 and 2011 Performance Objectives (3.75% and 3.65%, respectively) were not met, the Committee exercised its discretion by removing the NPAs targets as performance objectives, but only after reducing by 15% the number of DSUs earned. In making this decision, the Committee considered that: (1) the company met its budgeted net income target in both 2010 and 2011; (2) a large percentage of the Company’s current NPAs are “troubled debt restructurings” under which the Company is receiving payments of interest and/or principal; and (3) most of the DSUs recipients also participated in the Senior Management Bonus Plan and received reduced awards under that plan due to the failure to meet the NPAs performance metric.

Payments under Employment Agreements upon Change in Control or Termination of Employment.

We believe employment agreements help us attract and retain exceptional executives. Employment agreements protect both us and our executives by clarifying in advance each party’s expectations and rights regarding responsibilities, compensation, circumstances for termination, and (importantly for long-term compensation purposes) protection in the event of a change in control of the Company. Accordingly, we have entered into employment agreements with each of our Named Executive Officers, the details of which are described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

Each of the employment agreements with our Named Executive Officers contains provisions affording the named executive the possibility of a payment in the event of a change in control of the Company or upon termination of employment. While a principal function of these provisions is to afford our Named Executive Officers the security necessary to encourage them to remain with us in the face of any pending change in control, we also view such payment opportunities as a part of the executive’s long term compensation and hence important in attracting and retaining excellent executives. Our President/Chief Executive Officer is entitled to a lump sum cash payment equal to three times his then current base salary following a change in control of the Company. Our other Named Executive Officers may be entitled to receive a lump sum cash payment (equal to two times the executive’s base salary and two times the average of his bonus and automobile allowance for the prior two years) in the event one of the following triggering events (“Triggering Events”) occurs within the twenty-four (24) month period immediately following the date of a change in control: (i) the executive’s employment with the Company is terminated without cause or (ii) the executive resigns his employment with the Company within ninety (90) days following any “Employment Change.” “Employment Change” shall include any of the following that is not agreed to by the executive occurring after a change in control:

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•	Executive is required to move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office;

•	Failure by us (or our successor) to afford the executive annual increases in the executive’s compensation commensurate with the average increases in compensation received by the executive for the three years preceding the change in control;

•	Failure by us (or our successor) to make available to the executive new benefits made generally available to our (or our successor’s ) executive officers;

•	Failure by us (or our successor) to continue to provide the executive with substantially similar compensation, benefits and participation in employee benefit plans similar to those the executive received or participated in as of the date of the change in control;

•	The taking of any action by us (or our successor) which would directly or indirectly reduce any such compensation or benefits or deprive the executive of any material fringe benefit enjoyed by him;

•	The assignment to the executive of duties and responsibilities other than those normally associated with his position; or

•	A material diminution or reduction in the executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment with us (or our successor).

The distinction between our President/Chief Executive Officer, on the one hand, and our other Named Executive Officers, on the other, in the automatic nature of a change in control payment was arrived at by our Compensation Committee in an effort to balance competing aims. On the one hand, it was determined that the recruitment and retention of a top-flight chief executive officer, as part of an overall effort to enhance institutional customer service and returns on stockholder equity, dictated a change in control payment not tied to events which might transpire after such change in control. On the other hand, the change in control structure for the other Named Executive Officers was viewed as appropriate for both affording such officers some protection upon a change in control while at the same time avoiding the possibility of creating a significant financial impediment to any possible negotiation for the sale of the Company.

Process for Determining Compensation.

In determining the total compensation of our Named Executive Officers, the Compensation Committee plays the key role. However, our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer are involved in discussions and make recommendations in determining the compensation (both base salaries and bonuses) of the members of senior management, as well as other employees. The Compensation Committee considers these recommendations when making final decisions on compensation. Compensation decisions regarding our Chief Executive Officer are made entirely by our Compensation Committee.

In 2006-2009, the Compensation Committee employed Mercer, a human resources consulting firm, to review industry surveys and to conduct a comparison of the compensation of executives with similar job responsibilities in similarly-sized financial institutions so that we could better analyze our current compensation packages for our executives.

The Mercer surveys also described the types of long-term compensation used by our peer group, noting that almost one-half of our peer group members utilize restricted stock awards as a component of their long-term compensation. Based upon this information, in January of 2008 the Compensation Committee decided to replace, for the near term, the grant of stock options to our senior management team with the grant of restricted stock units.

The Compensation Committee subsequently employed McLagan (previously Amalfi Consulting, LLC), a firm specializing in providing compensation consulting services to financial institutions, to review our proposed 2010 incentive compensation programs. McLagan was asked to pay particular attention to the requirements of recent regulations and releases of the various bank regulatory agencies on compensation practices and to help us ensure that our compensation plans do not encourage unnecessary and excessive risk taking and that they contain effective risk management features. We utilized McLagan’s suggestions in structuring our 2010 and 2011 compensation plans and in incorporating risk management features, as more fully described in the Compensation Committee Report. McLagan was also engaged by the Committee to conduct a board of directors corporate governance review for us during 2010, as well as an overall review and peer comparison (the “2010 Survey”) of the compensation of our senior management team.

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The 2010 Survey was based on a comparison of industry surveys and, in the case of our Named Executive Officers, proxy statement information of peer institutions concerning their named executive officers. It analyzed the total compensation of our executives, including salary, annual bonuses, long-term incentives (including stock options, restricted stock, and other equity-based awards), all other compensation, and retirement benefits. It also compared our financial performance with that of the custom peer group of financial institutions listed below, using a number of financial measures, such as return on average assets, return on average equity, and net interest margin. The following banking companies were used by McLagan in the peer group comparison, based on their asset size, lines of business, and location in or near urban areas:

Bank of Kentucky Financial Corp	National Bankshares Inc.
Tennessee Commerce Bancorp, Inc.	Monroe Bancorp
First Security Group, Inc.	Guaranty Federal Bancshares, Inc.
Centrue Financial Corporation	LCNB Corp.
German American Bancorp Inc.	Valley Financial Corporation
Community Bankers Trust Corp.	Monarch Financial Holdings, Inc.
First Financial Service Corporation	Tower Financial Corporation
LNB Bancorp, Inc.	Kentucky Bancshares Inc.
First Citizens Banc Corp	DCB Financial Corp
Indiana Community Bancorp	United Bancshares Inc.

Based on the McLagan Survey, various market rate adjustments were made to the salaries of our senior management team, including our CEO.

During 2011, the committee asked McLagan to update its 2010 Survey with respect to the named Executive Officers, using a peer group that was nearly identical to that used in the 2010 Survey. (The only difference was the deletion of Monroe Bancorp.) Based on the findings of the new Survey (the “2011 Survey”), the Committee made several market rate salary adjustments and decided to engage McLagan to conduct a more comprehensive survey of Mr. Rickard’s compensation (including his past cash and equity compensation) and to design a comprehensive compensation package for him which would be balanced across short and long-term horizons, provide upside for superior performance, and address his retirement benefits versus those of peer CEOs.

Since the Company had, by that time, exited the TARP-CPP Program, and since over half of the financial institutions in the prior peer group were TARP-CPP participants, McLagan advised that it would be appropriate to select the following new peer comparison group, which is not as heavily populated with TARP-CPP participants. (Seven of the companies from the original peer group are still included.):

Porter Bancorp Inc.	Farmers & Merchants Bancorp
Horizon Bancorp	Ohio Valley Banc Corp.
American National Bankshares	LCNB Corp.
First Financial Service Corp.	NB&T Financial Group Inc.
CFS Bancorp Inc.	Middlefield Banc Corp.
Farmers National Banc Corp.	Tower Financial Corp.
National Bankshares Inc.	NorthWest Indiana Bancorp
First Citizens Bancshares Inc.	Kentucky Bancshares Inc.
First Farmers Merchants Corp.	United Bancshares
Indiana Community Bancorp	F & M Bank Corp.

As a result of the analysis conducted by McLagan, the Committee decided to grant Mr. Rickard, effective January 3, 2012, 12,000 restricted stock units (See “Restricted Stock Awards-Restricted Stock Units”). The Committee also: (1) awarded Mr. Rickard a $35,000 cash bonus; (2) decided to maintain Mr. Rickard’s annual salary for 2012 at $370,000, without increase; and (3) adopted a deferred compensation plan for Mr. Rickard under which $40,000 was deposited into a deferred compensation account in 2011 and under which a minimum of $35,000 will be deposited each year thereafter until his retirement.

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Other Considerations in Determining Compensation.

Other considerations can factor into the Compensation Committee’s deliberations concerning executive compensation. The amount of the benefits realized by executives under our Stock Award Plan are based upon our overall performance and our stock price and could affect the level of future long-term compensation awards made by the Compensation Committee. In addition, the Compensation Committee is mindful of tax and accounting considerations when making long-term compensation decisions. For example, the dictates of Financial Accounting Standards Board rules governing the expensing of options is a factor in determining the vesting periods of stock options and restricted stock units. In addition, the FASB standards respecting the current expensing of anticipated realizations of performance units awards have been taken into consideration by the Compensation Committee when determining performance unit grants and deferred stock unit grants.

Summary Compensation Table

The following table summarizes compensation information for our President/Chief Executive Officer, chief financial officer and our three other most highly compensated executive officers (the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total

James D. Rickard,	2011	370,000	35,000	201,000	65,951	671,951
President and	2010	360,000	22,000	-	22,900	404,900
Chief Executive Officer	2009	263,700	-	-	22,100	285,800

Paul A. Chrisco,	2011	156,200	31,500	43,400	25,600	256,700
Executive Vice	2010	135,800	33,100	-	25,000	193,900
President and Chief Financial Officer	2009	126,000	-	34,800	13,200	174,000

Michael K. Bauer,	2011	190,000	24,000	43,400	25,800	283,200
Executive Vice President and	2010	181,400	27,600	-	26,100	235,100
Chief Credit Officer	2009	178,000	-	34,800	16,300	229,100

Kevin J. Cecil	2011	155,300	21,000	43,400	22,300	242,000
Executive Vice President	2010	140,900	26,200	-	23,000	190,100
	2009	136,000	-	34,800	13,600	184,400

Bill D. Wright	2011	136,000	19,800	43,400	20,700	219,900
Executive Vice President,	2010	128,000	22,500	-	21,100	171,600
Treasurer, and Director of Planning	2009	126,000	-	34,800	13,200	174,000

(1)	Seventy-five percent of the cash awards earned in 2010 and 2011 under the Senior Management Bonus Plan were paid in early 2011 and 2012, respectively. The remaining twenty-five percent of the cash awards earned in 2011 (the “Delayed Payments”) must meet additional restrictions before they can be paid. See the discussion above under “Currently Paid Compensation Elements – Senior Management Bonus Plan.” The Delayed Payments for both years are included in the “All Other Compensation” column above for the applicable year. The amounts reflected under the “Bonus” column for Mr. Rickard with respect to 2010 also include the grant date value of 1,522 of the 6,022 restricted stock units granted to him on February 15, 2011 (the “RSU Grant”) because the Compensation Committee considers that this portion of the RSU Grant was in lieu of a cash bonus that would have been awarded to him in the absence of the CPP Restrictions. See the discussion above under “Long-Term Compensation Elements – Restricted Stock Units.”

(2)	The amounts under this column represent the estimate of aggregate cost of various stock awards to be recognized over the service period determined as of the grant date under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 718, excluding the effect of estimated forfeitures, relating to each Named Executive Officer’s (a) restricted stock units granted in 2011 and (b) deferred stock units granted in 2009.

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(a) Restricted Stock Units. Under our Stock Award Plan we granted restricted stock units to Messrs. Rickard, Chrisco, Bauer, Cecil, and Wright on February 15, 2011 and to Mr. Rickard on December 12, 2011. As required by FASB ASC 718, this column reflects the estimated aggregate cost of the restricted stock units to be recognized over the service period as of the grant date ($201,000 for Mr. Rickard, $43,400 for Messrs. Chrisco, Bauer, Cecil and Wright). These amounts were calculated based on the fair market value of a share of the Company’s Common Stock on the date of grant ($14.45 for the February 15, 2011 grant for Messrs. Rickard, Chrisco, Bauer, Cecil, Wright and $9.50 for the December 12, 2011 grant for Mr. Rickard) and on the assumption that all units would fully vest for each of the Named Executive Officers. 8,000 of the restricted stock units granted to Mr. Rickard vested in January 2012.

(b) Deferred Stock Units. Under our Stock Award Plan, we granted deferred stock units in 2009. Upon satisfaction of certain Company financial performance benchmarks (see “Compensation Discussion and Analysis, Long-Term Compensation Elements – Deferred Stock Units” above), the participants could receive our Common Stock for each deferred stock unit granted. The deferred stock units granted to the Named Executive Officers were as follows: Mr. Rickard – 7,000 in 2009; and Messrs. Chrisco, Bauer, Cecil, and Wright – 4,000 in 2009. However, due to the CPP Restrictions, Mr. Rickard was not able to participate in this program, and the deferred stock units granted to him were cancelled. Therefore, the table does not include the $60,800 cost of the deferred stock unit award to Mr. Rickard.

The deferred stock units awarded in 2009 had annual performance objectives with a one-time payout following the completion of the third performance year (i.e., December 31, 2011). Each executive’s awarded deferred stock units were divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 to 2009, 1/3 to 2010, and 1/3 to 2011). For purposes of the 2009 information in the table above, the aggregate cost to be recognized over the service period was determined as of the grant date, as required under FASB ASC 718. The actual closing share price on the date of grant ($8.07) was used for the first 1/3 of the units. For the second 1/3 of the units, an estimated fair market value of $8.00 per share of our Common Stock was used. For the remaining 1/3 of the units, an estimated fair market value of $10.00 per share of our Common Stock was utilized. It was also assumed that at the date of grant each Named Executive Officer would in 2012 be entitled to receive the value of each 2009 deferred stock unit granted. We did not meet the minimum performance criteria established for the first 1/3 of the awards for the 2009 performance year; therefore there was not a payout in connection with those units. See the discussion above under “Performance Based Awards – Deferred Stock Units Awarded in 2009” regarding the payout of the portions of the deferred stock units allocated to the 2010 performance year and the 2011 performance year.

(3)	The amounts reflected in this column for each Named Executive Officer include the Delayed Payments, group term life insurance premiums (and in the case of Mr. Rickard, an additional term life insurance policy with a death benefit of $500,000), premiums for long term disability insurance, supplemental long-term disability insurance purchased for our senior management team, our matching contributions to each Named Executive Officer’s voluntarily deferred salary contribution into his 401(k) plan, dining club dues for Mr. Rickard (which membership was cancelled in July 2009), athletic club dues for Messrs. Bauer and Chrisco, and the following yearly car allowance or valuation for each Named Executive Officer: $10,600 for Mr. Rickard ($9,000 in 2010 and $8,600 in 2009) and $7,200 for Messrs. Chrisco, Bauer, Cecil, and Wright; and, in the case of Mr. Rickard, $40,000 which was deposited into a deferred compensation account (See “Non-Qualified Deferred Compensation” below).

Narrative Disclosure to Summary Compensation Table

We refer you to “Compensation Discussion and Analysis” above for a detailed discussion of the various components of compensation that our Named Executive Officers received in 2011. Specifically, we refer you to the following sections:

•	“Senior Management Bonus Plan” for a discussion of the purpose of cash bonuses and the Delayed Payments for 2010;
•	“Restricted Stock Units” for a discussion of the purpose and terms of the restricted stock units; and
•	“Deferred Stock Units Awarded in 2009” for a discussion regarding the performance criteria and vesting schedule for the deferred stock units that were awarded in 2009.

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Employment Agreements

As discussed in “Compensation Discussion and Analysis” above, we believe employment agreements help us attract and retain exceptional executives. Employment agreements protect both us and our executives by clarifying in advance each party’s expectations and rights regarding responsibilities, compensation, and circumstances for termination. Accordingly, we have entered into an employment agreement with each of our Named Executive Officers.

Each employment agreement provides the executive with a base salary, which may be increased from time to time as approved by the Board of Directors. The base salary for each of our Named Executive Officers in 2011 is set forth in the column labeled “Salary” in the Summary Compensation Table above. Each employment agreement had an initial term of two years and is automatically extended each year for an additional year on each annual anniversary date so that at any time the remaining term of the agreement will be from one to two years. The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

During the term of their respective employment agreements, the executives are entitled to participate in any retirement benefit or incentive plans provided to our employees and executives, to the extent commensurate with their then duties and responsibilities, including supplemental long term disability insurance. In addition, we are required to maintain a $500,000 term life insurance policy for Mr. Rickard. Both we and the executives have the right to terminate the employment agreements for any reason. Each agreement contains provisions prohibiting the executive (during the remaining term of the employment agreement) from: (a) competing with the Company within 75 miles of our main office; (b) soliciting our customers; or (c) attempting to hire our employees. Such provisions would apply if the executives were terminated or left the Company for any reason other than in the event of a “Change in Control.”

Outstanding Equity Awards at Fiscal Year End (Depicted in 2 Tables)

Stock Award Table: The following table summarizes restricted stock units grants that have not vested for each of our named executive officers as of December 31, 2011:

Name	Grant Date	Number of Restricted Stock Units that Have Not Vested	Market Value as of 12/31/11 of Restricted Stock Units that Have Not Vested³

James D. Rickard	02/15/2011	6,022¹	$56,610
	12/12/2011	12,000²	$112,800

Paul A. Chrisco	02/15/2011	3,000¹	$28,200

Michael K. Bauer	02/15/2011	3,000¹	$28,200

Kevin J. Cecil	02/15/2011	3,000¹	$28,200

Bill D. Wright	02/15/2011	3,000¹	$28,200

(1)	Vesting date is February 15, 2014, except Mr. Rickard’s vesting dates are 1,522 units – February 15, 2013 and 4,500 units – February 15, 2014.

(2)	Vesting is as follows; 8,000 units – January 3, 2012; 2,000 units – January 3, 2013, and 2,000 units – January 3, 2014.

(3)	The market value of a share of Company Common Stock was $9.40 as of December 31, 2011.

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Option Award Table: The following table summarizes the unexercised stock options for each of our Named Executive Officers as of December 31, 2011:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options That Were Exercisable at Year End	Option Exercise Price (1)	Option Expiration Date

James D. Rickard	01/16/2004	2,200	$20.23	01/16/2014
	06/16/2005	2,500	$24.76	06/16/2015
	07/26/2006	3,000	$24.09	07/26/2016
	06/26/2007	5,000	$22.52	06/26/2017

Paul A. Chrisco	01/16/2004	2,200	$20.23	01/16/2014
	06/16/2005	2,500	$24.76	06/16/2015
	07/26/2006	3,000	$24.09	07/26/2016
	06/26/2007	3,000	$22.52	06/26/2017

Michael K. Bauer	-	-	-	-

Kevin J. Cecil	01/16/2004	2,200	$20.23	01/16/2014
	06/16/2005	2,500	$24.76	06/16/2015
	07/26/2006	3,000	$24.09	07/26/2016
	06/26/2007	3,000	$22.52	06/26/2017

Bill D. Wright	03/28/2006	2,000	$22.32	03/28/2016
	07/26/2006	2,000	$21.90	07/26/2016
	11/02/2006	3,000	$22.22	11/02/2016
	06/26/2007	3,000	$22.52	06/26/2016

(1)	The option exercise price of the stock options granted on June 16, 2005, July 26, 2006, and June 26, 2007 each include a 10% premium over the closing market price of a share of Common Stock on the relevant grant date.

Non-Qualified Deferred Compensation

In December of 2011, we entered into a Deferred Compensation Agreement (“SERP”) with Mr. Rickard. In accordance with the terms of the SERP, we credited the amount of $40,000 to a deferred compensation account (the “SERP Account”) in Mr. Rickard’s name, for bookkeeping purposes only. Prior to the close of each calendar year from 2012 through the year of Mr. Rickard’s termination with the Company, we shall credit to the SERP Account a minimum of $35,000. If Mr. Rickard terminates employment prior to December 31 of any calendar year, the amount to be credited to the SERP Account for the year of termination of employment shall be pro rated. Upon termination of Mr. Rickard’s employment, the Company shall distribute the SERP Account balance in a lump sum payment to Mr. Rickard on the first business day of the seventh month following the month in which he terminates. All amounts credited to the SERP Account shall be credited with interest at a rate equal to 120% of the Applicable Federal Long-Term Rate (the “APR”), compounded quarterly, until the SERP Account has been fully distributed. The APR for December of 2011 was 3.33%. Mr. Rickard is fully vested in the SERP Account.

Name	Registrant Contributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
James D. Rickard¹	$40,000	$40,000
Paul A. Chrisco	-	-
Michael K. Bauer	-	-
Kevin J. Cecil	-	-
Bill D. Wright	-	-

¹ The amount reported in the “Registrant’s Contributions” and “Aggregate Balance” columns is reported under “All Other Compensation” in the Summary Compensation Table.

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Potential Payments upon Termination of Employment Agreement or Change in Control.

Messrs. Rickard, Chrisco, Cecil, Bauer, and Wright are entitled to receive certain termination payments and change in control payments pursuant to the terms of their employment agreements. We do not have a Company severance policy.

Payments upon Termination of Employment Agreement

Each of the executives, assuming he is still employed with us, will be entitled to the following severance benefits if, prior to a change in control of the Company, we terminate his employment agreement without cause, or he terminates his employment because we have materially breached the employment agreement and failed to cure the material breach within fifteen (15) days after we have received written notice of the breach (a “Qualifying Termination”):

•	In equal monthly installments beginning with the first business day of the month following the date of termination, a cash severance amount equal to the executive’s “base salary” which the executive would have earned over the remaining term of his agreement; provided, however, the first six (6) months of compensation payments may be required to be deferred to the seventh month in accordance with Section 409A of the Internal Revenue Code (the “Code”); and

•	Subject to certain exceptions, continued participation in our group insurance plans for the remaining term of his agreement or until he is employed by another employer which provides similar benefits.

For purposes of computing an executive’s cash severance amount, the executive’s “base salary” will be his then current base salary, which cannot be less than the amount specified in his employment agreement. The following table sets forth each executive’s most recent base salary amount.

Severance Payment Table

The following table summarizes the severance payments of base salary and the estimated cost to the Company of personal benefits that Messrs. Rickard, Chrisco, Bauer, Cecil, and Wright would each receive, assuming a Qualifying Termination of his employment agreement as of December 31, 2011:

Name	Yearly Base Salary as of 12/31/11	Monthly Base Salary	Cost of Monthly Personal Benefits[1]	Termination Date of Employment Agreement as of 12/31/11	No. of Monthly Payments of Base Salary Due Upon Termination	Total Payment

James D. Rickard	$370,000	$30,833	$1,187	July 26, 2013	19	$608,390

Paul A. Chrisco	$170,000	$14,167	838	July 3, 2013	19	$285,092

Michael K. Bauer	$190,000	$15,833	921	March 31, 2013	15	$251,016

Kevin J. Cecil	$163,000	$13,583	882	August 22, 2013	20	$289,302

Bill D. Wright	$136,000	$11,333	857	December 18, 2013	24	$292,568

(1)	The amounts reflected in this column for the Named Executive Officers include premiums paid for long-term disability insurance, life insurance, health insurance, and our contributions to the Health Savings Accounts of Messrs. Rickard, Chrisco, Bauer, and Wright. The annual cost of health insurance for each officer is estimated to be $8,678. Although Mr. Cecil does not currently participate in our health insurance program, for purposes of this calculation we have assumed the same health insurance costs for him.

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Payments Upon “Change in Control”

Definition of “Change in Control.” A “Change in Control” is currently defined in each of the employment agreements for each Named Executive Officer to correspond with the definition of “a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company,” as defined in Section 409A of the Code and corresponding regulations.

If a Change in Control occurs, assuming they are still employed with us, each of the Named Executive Officers will be entitled to receive lump sum payments in the amounts and in the circumstances described in the “Compensation Discussion and Analysis” section above under “Payments under Employment Agreements upon Change in Control or Termination of Employment.” However, the lump sum payment will be deferred until the first business day of the seventh month following the date of the Change in Control of the Company in accordance with Section 409A of the Code if the executive meets the definition of a “specified employee” under that section.

The executives will also be entitled (subject to certain restrictions, including those imposed by Sections 280G and 4999 of the Code) to continue to participate in our group insurance plans for a period of 24 months (36 months in the case of Mr. Rickard) from the date of the Change in Control or until employed by another employer who provides similar benefits. (Payments and/or benefits will be reduced to the extent necessary to ensure that the executives do not receive any “parachute payment” as such term is defined under Section 280G of the Internal Revenue Code.)

Change in Control Compensation Table

The following table summarizes the Change in Control Compensation that Messrs. Rickard, Chrisco, Bauer, Cecil, and Wright would each be entitled to receive, assuming (1) each was entitled to receive such payment; and (2) the Change in Control occurred as of December 31, 2011.

Name	Yearly Base Salary as of 12/31/11	Cost of Multiple of Base Salary to be Provided by the Company(1)	Cost of Personal Benefits to Company (2)(3)	Average Car Allowance for Past 2 Years	Cost of Multiple of Average Car Allowance to be Provided by the Company (4)	Average of Yearly Bonus Paid for 2010 and 2011	Cost of Multiple of Average Yearly Bonus to be Provided by the Company (5)	Total Payment
James D. Rickard	$370,000	$1,110,000	$42,738	n/a	n/a	n/a	n/a	$1,152,738
Paul A. Chrisco	$170,000	$340,000	$20,116	$7,200	$14,400	$43,067	$86,133	$460,649
Michael K. Bauer	$190,000	$380,000	$21,626	$7,200	$14,400	$34,400	$68,800	$484,826
Kevin J. Cecil	$163,000	$326,000	$21,170	$7,200	$14,400	$31,467	$62,933	$424,503
Bill D. Wright	$136,000	$272,000	$20,568	$7,200	$14,400	$28,200	$56,400	$363,368

(1)	Three times yearly base salary for Mr. Rickard and two times the yearly base salary for Messrs. Chrisco, Bauer, Cecil, and Wright.

(2)	Cost to the Company of personal benefits for thirty-six (36) months for Mr. Rickard and twenty-four (24) months for Messrs. Chrisco, Bauer, Cecil, and Wright.

(3)	The amounts reflected in this column for the Named Executive Officers include (i) premiums paid for life insurance, for long-term disability insurance, for supplemental long-term disability insurance purchased for our senior management team, and (ii) $8,678 in health insurance benefits that Messrs. Rickard, Chrisco, Bauer, and Wright would receive upon a Change in Control. (Although Mr. Cecil does not currently participate in our health insurance program, for purposes of this calculation we have assumed the same health insurance costs for him.)

(4)	Two times the average car allowance for the past two years, except for Mr. Rickard, who does not receive any payment with respect to his car allowance.

(5)	Two times the average yearly bonus paid for 2010 and 2011, except for Mr. Rickard, who does not receive any payment with respect to his bonus. The amounts reflected in this column assume that the officers would qualify to receive the 25% component of the bonuses earned under the 2011 Senior Management Bonus Plan that are only payable if certain conditions concerning nonperforming assets and tangible equity continue to be met. (See discussion under “Currently Paid Compensation Elements—Senior Management Bonus Plan.”)

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Compensation Committee Report

The Compensation Committee of our Board of Directors has furnished the following report:

The Compensation Committee determines the total compensation of the Company’s President/Chief Executive Officer. With input from the Company’s President/Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer, the Compensation Committee also determines the total short-term and long-term compensation of the Directors and other executive officers of the Company. The Compensation Committee does not have the power to delegate its authority. For a discussion of the Compensation Committee’s Charter and the Company’s Executive Compensation Philosophy Statement, see the “Compensation Philosophy” section above under “Compensation Discussion and Analysis.”

To determine the compensation for the President/Chief Executive Officer, other executive officers, and Directors, the Compensation Committee reviews the following items, if applicable:

•	the individual’s current total compensation package;
•	the Company’s financial performance;
•	how well the individual met the performance goals the Compensation Committee previously established for the individual;
•	the importance of the individual to the Company’s financial performance;
•	economic conditions within the industry;
•	industry surveys and other information regarding compensation paid to executives and directors performing similar duties for financial institutions in the Company’s market area or financial institutions of a size comparable to the Company, wherever located; and
•	the size of the Company and the complexity of its operations.

The Compensation Committee periodically reviews each component of the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to various Company performance targets, which may include net income, asset quality, regulatory compliance, and loan and deposit growth. The Compensation Committee places significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions and peer group compensation surveys, to provide additional information to support the compensation planning process. As described in more detail in the section above under “Process for Determining Compensation, Compensation Discussion and Analysis,” the Compensation Committee has employed compensation consultants in recent years to review our proposed incentive compensation programs and to conduct overall compensation reviews for our senior management team and certain other officers. The consultants have reported directly to the Compensation Committee, and the Committee discussed, reviewed, and approved all consulting projects performed by them.

As a result of the Company’s participation in the CPP (which ended on September 15, 2011), regulations adopted by the Treasury (the “Treasury Regulations”) required the Compensation Committee to, at least every six months: (a) review the Company’s compensation plans with its senior risk officers in light of the risks posed by such plans and to ensure that they do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (b) evaluate with its senior risk officers how to limit any such risks; and (c) ensure that such plans do not encourage the manipulation of reported earnings in order to enhance the compensation of employees; and to certify in the Company’s annual proxy statement to stockholders the Compensation Committee’s completion of these reviews. The Compensation Committee certifies that (1) it has reviewed with senior risk officers the Named Executive Officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (2) it has reviewed with senior risk officers the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

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The Treasury Regulations also required the Compensation Committee, as part of its report in this annual proxy statement, to provide a narrative description identifying each of the Company’s compensation plans. In this description the Company is required to explain (a) how any unnecessary risks posed by such plans have been limited, (b) how the plans do not encourage behavior focused on short-term results rather than long-term value creation, (c) how the plans do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company, and (d) how the plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee. While we will not attempt, in this report, to repeat the description of compensation plans already discussed in other parts of the proxy statement, we will address the actions that have been taken with respect to those plans to limit unnecessary risks and discourage the manipulation of earnings. We do not believe that risks arising from the compensation policies and practices for our employees are reasonably likely to have a material adverse effect upon the Company.

•	Senior Management Bonus Plan. To further discourage and limit the taking of unnecessary and excessive risks, new performance metrics were added to this plan for 2010 and 2011. For example, a significant portion of the reward to officers who are responsible for credit decisions is tied to the Company’s non-performing assets (“NPAs”) percentage. With the exception of the Chief Risk Officer (whose bonus is based solely on an evaluation by the Audit Committee and the CEO), the plan provides that no rewards will be made if certain standards regarding tangible equity and NPAs (the “Conditions”) are not met. In addition, 25% of any amounts earned under the plan is not payable for an additional year and will not be paid unless the Conditions continue to be met, or as otherwise determined by the Compensation Committee in its discretion.

•	Base Salaries. Past salary surveys have verified that base salaries of the Company’s officers are not excessive, in comparison with peers, and we do not believe that there is anything in the base salary compensation structure of the Company, or in the manner in which raises are awarded, that poses any unnecessary risk. Moreover, the annual performance reviews of all employees responsible for soliciting loans include specific performance metrics relating to the charge off and past-due percentages of their loan portfolios, as well as relating to the percentage of their risk-rated loans.

•	Business Services Incentive Plan. This plan provides cash incentives to Business Services officers who meet targeted goals in soliciting business loans and deposit accounts. To further discourage and limit the taking of unnecessary and excessive risks, a portion of the awards earned under this plan will not be paid if the employee’s loan portfolio exceeds targeted percentages for charge-offs, past due loans, or risk-rated loans. Awards are also conditioned upon the Company’s meeting certain standards regarding NPAs and budgeted net income. Furthermore, 25% of any amounts earned under the plan are not payable for an additional two years and will not be paid out unless the charge-off, past dues, risk-rated loan, and NPAs conditions described above continue to be met as of the end of each of those two years.

•	Retail Incentive Plan. This plan pays cash incentives to all employees of the Company’s financial centers if specific loan and deposit generation goals are met for their respective offices. A portion of the awards earned under this plan by the employees of a particular financial center also will not be paid unless risk-based performance metrics similar to those in the Business Services Incentive Plan have been met with respect to their center and unless the same Company-wide performance conditions relating to NPAs and net income have been met.

•	Treasury Management Incentive Plan. This plan pays cash incentives to calling officers who solicit merchant credit card processing accounts and various electronic banking business. Awards are based upon achieving specific revenue goals, among other things. Since the employees in this plan are not responsible for making credit decisions, no risk-based performance metrics have been included.

•	Secondary Market Mortgage Sales Plan. Under this plan, officers who originate mortgage loans which are sold on the secondary market receive a percentage of the loans sold for months in which production goals are reached. Since we do not retain any credit risk with respect to the sale of these loans, no risk-based performance metrics have been included.

•	Stock Award Plan. Three types of awards, all of which are described in more detail in the “Compensation Discussion and Analysis,” have been made to various employees under this plan: (1) incentive stock options (“ISOs”); (2) restricted stock units (“RSUs”); and (3) deferred stock units (“DSUs”). We do not believe that any of the grants under the Stock Award Plan encourage the taking of unnecessary and excessive risks because: (a) all of the awards are equity-based incentive compensation that align the interests of the employees with those of stockholders; (b) the value of the ISOs, RSUs, and DSUs are tied to the market value of the Company’s common stock and will be enhanced to the extent the Company recognizes improved earnings over a longer period of time; (c) since the awards are payable in stock, the tax code treatment of long-term versus short-term capital gains also encourages the recipients to hold the stock that they receive, which discourages their taking short-term actions to improve earnings that may not have a more long-term effect upon the value of the Company; and (d) the required vesting periods discourage employees from taking short-term actions which will not have a more lasting effect upon the value of the Company.

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•	Deferred Stock Units. The deferred stock units issued to various officers in February of 2009 were subject to annual performance goals. As mentioned in the Compensation Discussion and Analysis, to further discourage and limit the taking of unnecessary and excessive risks, the annual performance goals that the Compensation Committee established for 2010 and 2011 were based, not only upon our achieving certain levels of net income, but also on our maintaining or achieving NPAs and tangible equity goals.

•	Performance Units Plan. As discussed in the Compensation Discussion and Analysis, there are no performance unit awards currently outstanding under this plan. This is also an equity-based incentive plan, as awards are payable primarily in common stock of the Company, and this plan also has a delayed vesting feature, as participants are required to be actively employed by the Company at the time of payments under the plan. Thus, we also do not believe that this plan encourages the taking of unnecessary and excessive risks.

•	Employment Agreements. As discussed in the Employment Agreements section, each of the Named Executive Officers has an employment agreement which we consider to be part of their overall compensation package. We do not believe that these agreements encourage excessive and unnecessary risk taking, as the agreements contain no unusual provisions guaranteeing excessive payments.

•	Miscellaneous Referral Fees. From time to time, the Company offers incentive fees to employees for various referrals and sales, such as the following: (a) referrals which result in the opening of new merchant credit card processing accounts or customer credit card accounts; (b) sales of credit life insurance in connection with consumer loans; (c) signing up customers to receive e-statements; and (d) referrals which result in the sale of properties taken as collateral on delinquent loans. We do not believe that any of these referral fees encourage excessive or unnecessary risk taking because they are immaterial in amount and are not related to credit approval decisions.

•	Perquisites. The Company provides nominal perquisites to its senior management team and certain other officers. Because of the relatively small dollar amount of these perquisites and because they are not tied to any specific performance metrics, we do not believe that this element of compensation in any way encourages excessive or unnecessary risk taking.

We do not believe that there is anything inherent in the various compensation plans described above that encourages the manipulation of reported earnings to enhance the compensation of any employee. Furthermore, the Company has taken additional steps to discourage any such manipulation of earnings. We have also adopted an Incentive Compensation Policy which requires that: (a) all new incentive plans undergo a risk-assessment; (b) the information necessary to determine whether performance criteria in incentive plans, including risk measurements, have been met shall be provided by the Accounting Department prior to any payments being processed by the Human Resources Department; and (c) the Audit Department will regularly conduct internal audits to ensure that all such processes and controls are being followed and will report the results of such audits to the CEO and the Compensation Committee.

Most of the plans also contain a provision allowing the Compensation Committee to make discretionary adjustments and to either make or withhold awards based on factors not specifically measured or originally contemplated (such as the quality of the job being performed and unforeseen circumstances). The Committee did approve several discretionary awards under the 2010 and 2011 Plans, including waiving the NPAs condition, as previously described with respect to the Senior Management Bonus Plan (see “Currently Paid Compensation Elements” under “Compensation Discussion and Analysis”) and the deferred stock units plan. (See “Performance Based Awards-Deferred Stock Units Awarded in 2009.”)

We also do not believe that our compensation plans encourage behavior focused on short-term results rather than long-term value creation, as the plans use multiple performance goals and risk-based criteria and, in a number of cases (a) measure performance over a multi-year period; (b) provide for delayed payment of awards in order to ensure that risk-based performance measurements continue to be met over an extended period of time; and (c) provide for payment in the common stock of the Company, which effectively aligns the interests of employees with those of stockholders in enhancing the long-term value of the Company’s stock.

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Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Company’s philosophy and procedures. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review of the Compensation Discussion and Analysis and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2012 Annual Stockholders’ Meeting.

COMPENSATION COMMITTEE

R. Wayne Estopinal, Chairman    Gary L. Libs     Kerry M. Stemler      Norman E. Pfau, Jr.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee received fees totaling $120,000 or more during 2011.

In addition, Directors of the Company, including the members of the Compensation Committee (R. Wayne Estopinal, Norman E. Pfau, Jr., Gary L. Libs and Kerry M. Stemler), have loans from Your Community Bank and the Scott County State Bank that were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 3, “Loans,” and Note 5, “Deposits,” of our December 31, 2011 audited consolidated financial statements filed on Form 10-K.

Stock Ownership by Directors and Executive Officers

The following table shows, as of March 8, 2012, the amount of our Common Stock that is beneficially owned by the members of our Board of Directors and our Named Executive Officers and by all of our Directors and executive officers as a group.

	Number Of Shares Not		Number of	Total Number of Shares	Percent
	Subject to		Shares Subject to	Beneficially	of
Name of Beneficial Owner	Options[1,2]		Exercisable Options[2]	Owned	Class[3]

George M. Ballard	15,001	(4)	3,000	18,001	*
R. Wayne Estopinal	12,521	(5)	3,000	15,521	*
Gerald T. Koetter	52,293	(6)	2,000	54,293	1.62%
Gary L. Libs	130,630	(7)	4,000	134,630	4.00%
Norman E. Pfau, Jr.	118,060	(8)	3,000	121,060	3.60%
James D. Rickard	19,882	(9)	12,700	32,582	*
Timothy T. Shea	115,896	(10)	4,000	119,896	3.57%
Kerry M. Stemler	75,799	(11)	4,000	79,799	2.38%
Steven R. Stemler	5,692	(12)	3,000	8,692	*
Michael K. Bauer	4,291	(13)	0	4,291	*
Kevin J. Cecil	7,298	(14)	10,700	17,998	*
Paul A. Chrisco	6,873	(15)	10,700	17,573	*
Bill D. Wright	5,650	(16)	10,000	15,650	*

Total of all Directors and Executive Officers as a group	567,286		100,550	667,836	19.30%

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*Ownership is less than 1%.

(1)	All entries based on information provided to the Company by its Directors and executive officers.

(2)	For purposes of this table, a person is considered to beneficially own shares of Common Stock if he directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he has the right to acquire the shares under options which are exercisable currently or within 60 days of March 8, 2012. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.

(3)	Shares of Common Stock attributed to a named person by virtue of options exercisable currently or within sixty days of March 8, 2012 are deemed outstanding for purposes of computing the percentage of outstanding shares of Common Stock owned by such person (and for all Directors and executive officers as a group) but are not deemed outstanding for purposes of computing the percentage of any other person.

(4)	Includes 3,290 shares held in Mr. Ballard’s IRA.

(5)	All shares are owned jointly by Mr. Estopinal and his spouse.

(6)	Includes 754 shares owned by Mr. Koetter’s spouse, 554 shares owned by his children, and 41,022 shares held in the C. Thomas Young Family Trust, of which Mr. Koetter serves as a co-trustee.

(7)	Includes 38,871 shares owned jointly by Mr. Libs and his spouse.

(8)	Includes 107,059 shares held by Cake Holdings, Inc., a company that is partially owned by Mr. Pfau.

(9)	Includes 6,310 shares held in Mr. Rickard’s IRA.

(10)	Includes 41,022 shares held in the C. Thomas Young Family Trust, of which Mr. Shea serves as a co-trustee, 1,460 shares owned jointly by Mr. Shea and his spouse, 17,931 shares held in Mr. Shea’s IRA, and 808 shares held in his spouse’s IRA. Includes 36,451 shares that are being held as collateral.

(11)	Includes 333 shares owned by Mr. Stemler’s daughter, 15,552 shares held in Mr. Stemler’s IRA, and 7,417 shares held in his spouse’s IRA.

(12)	All of such shares are owned jointly by Mr. Stemler and his spouse.

(13)	Includes 1,850 shares held in Mr. Bauer’s IRA.

(14)	Includes 624 shares held in Mr. Cecil’s IRA.

(15)	Includes 1,550 shares held in Mr. Chrisco’s IRA.

(16)	Includes 3,190 shares held in Mr. Wright’s IRA.

Report of the Audit Committee

The Audit Committee of the Board of Directors has furnished the following report:

The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. A copy of our Audit Committee Charter is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. The Audit Committee will review and reassess the Charter annually and recommend any changes to the Board for approval.

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Management is responsible for the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for the audit of the consolidated financial statements. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2011, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management and Crowe Horwath LLP, the Company’s independent registered public accounting firm at the time of the audit;
•	Discussed with Crowe Horwath LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct, scope and results of the audit; and
•	Received written disclosures and a letter from Crowe Horwath LLP regarding its independence (as required by the Public Accounting Oversight Board Rule 3520).

The Audit Committee discussed with Crowe Horwath LLP such firm’s independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit team’s organization, responsibilities, budget and staffing. The Audit Committee discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Norman E. Pfau, Jr., Chairman	George M. Ballard	R. Wayne Estopinal
Gerald T. Koetter	Timothy T. Shea,

Independent Registered Public Accounting Firm

Preapproval Policies and Procedures. The Audit Committee is responsible for appointing, setting compensation for and overseeing the work performed by our independent registered public accounting firm. The Audit Committee has adopted policies regarding the use of independent registered public accounting firms for permissible non-audit services. A copy of these policies is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. In accordance with that policy, the committee annually preapproves a list of specific services and categories of service, including audit, audit-related tax and non-audit services described below, for the upcoming and current fiscal year, subject to specific cost levels. Preapproval may be granted by action of the full Audit Committee or by the Audit Committee Chairman under delegated authority. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services provided to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee or the Audit Committee Chairman. None of those services required use of the de minimis exception to preapproval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services. The aggregate fees we incurred for professional services rendered by Crowe Horwath LLP were as follows:

Audit Fees – The aggregate fees incurred for professional services rendered by Crowe Horwath LLP for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2011 and 2010, including review of the interim consolidated financial statements included in the quarterly reports for 2011 and 2010, were $136,000 and $131,500, respectively.

Audit-Related Fees – The aggregate fees incurred for professional services rendered for various accounting matters provided by Crowe Horwath LLP for the fiscal years ending December 31, 2011 and 2010 were $0 and $3,500, respectively.

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Tax Fees - The aggregate fees incurred for professional services rendered for tax related services by Crowe Horwath LLP for the fiscal years ending December 31, 2011 and 2010 were $32,975 and $38,425, respectively. Services for 2011 related to tax return preparation, various tax consultations and tax credit opportunities. Services for 2010 related to tax return preparation, assistance with taxing authority examinations, various tax consultations, and tax credit opportunities.

All Other Fees – The aggregate fees incurred for services rendered by Crowe Horwath LLP to us, other than the services described above, were $0 for 2011 and 2010.

All services provided by Crowe Horwath LLP in 2011 and 2010 were approved by the Audit Committee. All fees were approved in accordance with the preapproval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

Items To Be Voted On

Proposal No. 1 – Ratification of Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, our Board of Directors determined to engage Crowe Horwath LLP (“Crowe”) as its independent registered public accounting firm for the fiscal year ending December 31, 2012 and further directed that the selection of Crowe be submitted for ratification by the stockholders at the Annual Meeting. Crowe served as our independent auditors for the years ended December 31, 2011, 2010 and 2009.

The reports of Crowe for the years ended December 2011, 2010 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2011, 2010 and 2009, and from the period from December 31, 2011 to March 31, 2012, there were no disagreements between us and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Article X of our Bylaws states that our independent auditors will be appointed by the Board of Directors, with the appointment subject to annual ratification by the stockholders. The Board of Directors and the Audit Committee of the Board of Directors will reconsider that appointment if it is not ratified by the stockholders. The appointment will be deemed ratified if votes cast in its favor at the Annual Meeting exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the appointment.

We have been advised by Crowe that neither it nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Crowe will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Proposal No. 2 - Election of Directors

Our Articles of Incorporation provide for a classified Board of Directors. The Board of Directors is divided into three classes, which are as equal in number as possible. The directors in each class serve for a term of three years, and one class is elected annually. At the Annual Meeting, you will be asked to elect two directors for a term to expire at the Annual Meeting of Stockholders to be held in 2015. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with our bylaws for the remainder of the full term of the vacant directorship.

In June of 2011, the Board of Directors amended the Company’s bylaws to provide that, after the Annual Meeting of Stockholders in 2011, no director shall be elected to a term of office in which he or she would be seventy years of age. As a result, Timothy T. Shea, who is currently serving as a director in the class of directors whose terms expire at the Annual Meeting, is not eligible for re-election.

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On May 10, 2011, the Board elected Gerald T. Koetter to the Board of Directors to fill the vacancy created by the earlier resignation of Gordon L. Huncilman. Mr. Koetter and Steven R. Stemler are currently serving as directors in the class of directors whose terms expire at the Annual Meeting. The Nominations Committee recommended Mr. Koetter to the Board for consideration as a nominee. Our Board has nominated each of Messrs. Koetter and Stemler to serve a 3-year term, until our 2015 annual stockholders’ meeting (or until their successors have been elected and qualified).

Each of the nominees has agreed to serve as a director if elected. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of these nominees. If any of them should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Information About Director Nominees

The following biographies show the age and principal occupations during the past five years of each of the nominees for director and each director whose term continues beyond the Annual Meeting. The biographies also show tenure as a director of our subsidiaries, Your Community Bank and The Scott County Bank. Ages are shown as of March 8, 2012.

Nominees for Three-Year Terms Ending in 2015

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director

Steven R. Stemler	51	Mr. Stemler currently serves as the Vice Chairman of the Board of Directors and has been a director of the Company since 1997. Director of Your Community Bank since 2002, having previously served as a Director of Heritage Bank of Southern Indiana from its formation in 1996 until its merger with Your Community Bank in 2002. President and owner of The Stemler Corporation, a corporation providing commercial, industrial, and residential plumbing and irrigation services in Indiana and Northern Kentucky. President and sole owner of the Stemler Development Co. LLC, a land development business in Southern Indiana. Elected to the Indiana House of Representatives in 2006 representing District 71. Mr. Stemler, as a business owner, has financial experience and, as a legislator, has government financial experience. These experiences, along with his extensive knowledge of the local market, local customer base and the workings of the state government, strengthen the Board’s collective qualifications, skills and experience.	1997

Gerald T. Koetter	46	Mr. Koetter has been a director of the Company since May, 2011. Director of Your Community Bank since 1997. Chief Operating Officer of Koetter Woodworking, Inc., his family’s business, where he has been employed for the past 33 years. Mr. Koetter has financial experience, which along with his extensive knowledge of the local market and the local customer base, strengthen the Board’s collective qualifications, skills and experience.	2011

The Board of Directors recommends that you vote FOR the election of each of the nominees for Director for a term expiring in 2015.

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Information About Continuing Directors

Members of the Board of Directors Continuing in Office

		Directors Whose Terms Expire in 2013	Year First Elected
Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Director

R. Wayne Estopinal	56	Vice-Chairman of the Board of Directors of Your Community Bank since May 2011. Director of Your Community Bank since 2002, having previously served as a Director of Heritage Bank of Southern Indiana from its formation in 1996 until its merger with Your Community Bank in 2002. Founder, President, and 100% owner of The Estopinal Group, LLC, an architectural firm in Jeffersonville, Indiana. Mr. Estopinal has an extensive understanding of small business practices, both domestic and international. Because his business functions on both domestic and international levels, he has a good understanding of economics, marketing, human resources, and risk management that strengthens the Board’s collective qualifications, skills and experience.	2004

Gary L. Libs	60	Chairman of the Board of Directors since May 2011. Vice Chairman of the Board of Directors from May 2002 until May 2011. director (since 1989) and Chairman of the Board (from May 2002 until May 2011) of Your Community Bank. president and chief executive officer of Libs Paving Co., Inc. in Floyds Knobs, Indiana, since 1972. president and chief executive officer of Asphalt Supply Co. in Jeffersonville, Indiana, since 1992. As president and chief executive officer of his own businesses, Mr. Libs has extensive leadership, financial, and operational experience. Mr. Libs has a good understanding of compensation evaluation and extends that understanding to the Company’s Compensation Committee. He has been a part of Libs Paving for 40 years and brings that experience to the Company. Mr. Libs’ experience in the preparation, analysis and evaluation of financial statements and understanding of internal controls and procedures for financial reporting strengthens the Board’s collective qualifications, skills and experience.	1994

Kerry M. Stemler	54	Chairman of the Board of Your Community Bank since May 2011. Director of Your Community Bank since 1994. President and Chief Executive Officer of KM Stemler Co., Inc., a commercial and industrial general contracting firm in the Southern Indiana/Metro Louisville, Kentucky market area. He has owned and operated this company since 1981. He is President and Chief Executive Officer of KM Stemler Trucking, Inc., a specialized interstate carrier of heavy equipment, industrial forklifts and machinery, primarily in the states of Indiana, Kentucky, Ohio, Illinois, and Tennessee. He is also an owner/member of several commercial real estate property leasing and development companies in the region. Properties leased and developed include Class A office space, truck terminals, commercial warehousing and advanced manufacturing facilities. Mr. Stemler was appointed by the governor of Indiana to the Ohio River Bridges Bi-State Authority where he serves as co-chair. He has served and continues to serve on numerous boards within the community and his industry. Mr. Stemler has an understanding of complex financial reports and banking transactions. He has experience with banking regulations and compliance issues. His community involvements give him the opportunity to offer insight to the Company that may be different from that of other members of the Board of Directors. Mr. Stemler’s extensive financial, management, operational and strategic planning experience strengthens the Board’s collective qualifications, skills and experience.	1997

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Directors Whose Terms Expire in 2014

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director

George M. Ballard	64	Director of Community Bank of Kentucky, Inc. until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Vice-President and partial owner of TEBCO, Inc., a farming and real estate partnership, since 1971. President and partial owner of Ballard Brothers, Inc., a farming and real estate partnership, since 1998. President and partial owner of Culpepper VII, LLC, a farming and real estate partnership, since April, 2002. Vice President, Treasurer and partial owner of Tom Ballard Co., LLC, a farming and real estate partnership. Mr. Ballard has worked, owned, operated and been affiliated with many successful businesses, including: real estate development and management; hotel-motel business operations; state and federal highway and private road construction; coal stripping operations; and beef cattle farming operations. He has extensive experience in recognizing, counteracting and alleviating risk. Mr. Ballard has financial experience from operating the companies that he currently owns and has owned in the past. He brings a wealth of business and leadership experience and knowledge that strengthens the Board’s collective qualifications, skills and experience.	2001

Norman E. Pfau, Jr.	68	Director of the Company since 2007. Mr. Pfau is currently serving as the Chairman of the Company’s Audit Committee. President, CEO, and Treasurer of Geo. Pfau’s Sons Co., a global processor and manufacturer of specialty fats and oils, headquartered in Jeffersonville, Indiana, since 1965. Mr. Pfau is also a partial owner of Covered Bridge Golf Club and Champions Pointe Golf Club, both of which are located in Clark County, Indiana. Mr. Pfau serves as the Vice President of the River Ridge Development Authority. He has previously served on the Audit Committee of the Indiana University Foundation, presently serves on the Audit Committee of Ivy Tech Community College, and has experience in providing oversight for monthly financial statements and annual certified audits. Mr. Pfau has previously served as a director of Bank One, Kentucky, and as a director of the Louisville Branch of the Federal Reserve Bank of St. Louis. Mr. Pfau has an excellent understanding of complex financial reports and banking transactions. He has significant experience with banking regulations and compliance issues. Mr. Pfau brings extensive business and financial insight, experience, and knowledge that strengthen the Board’s collective qualifications, skills and experience.	2007

James D. Rickard	58	Director, President and Chief Executive Officer of the Company since 2000. Director of Your Community Bank since 2000. Director of Community Bank of Kentucky, Inc. from 2000 until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Director of The Scott County State Bank since 2006. Mr. Rickard brings a long and varied experience in all areas of banking (accumulated through several banking cycles) which gives both the Company and the Board of Directors an in-depth insight into the banking industry. He has 38 years of banking experience (24 of which have been as a Chief Executive Officer.) Mr. Rickard has twice previously taken under performing banks and, through team management, led them to above peer performance. Mr. Rickard’s extensive banking and executive management experience strengthens the Board’s collective qualifications, skills and experience.	2000

Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation

Recently enacted federal legislation embodied in Section 14A of the Securities and Exchange Act of 1934, as amended, requires that we include in this proxy statement a resolution subject to non-binding stockholder vote on the compensation paid to our Named Executive Officers as disclosed in this proxy statement (commonly referred to as “Say-on-Pay”).

In the section of this proxy statement entitled “Compensation Discussion and Analysis,” we have described the compensation packages for our executive management team, as well as the process by which our Compensation Committee determines the compensation for our executive management team. Further, the section of this proxy statement entitled “Executive Compensation” describes in specific detail the compensation that we paid our named executive officers in 2011. We believe this disclosure provides our stockholders with the information they need to make an informed decision regarding whether or not to approve our compensation programs for our Named Executive Officers. We ask that you endorse the following proposal:

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“The Company’s overall compensation programs for its Named Executive Officers, as described in the Compensation Discussion and Analysis section and the Executive compensation section of this proxy statement, are APPROVED.”

If you submit a proxy but there is no designation on your proxy as to how the shares represented should be voted, the proxy will be voted for the approval of the compensation paid to the Company’s Named Executive Officers. The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval.

Your vote on this Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. The vote will not be construed to overrule any decision by the Company or the Board of Directors; to create or imply any change to the fiduciary duties of the Company or the Board of Directors; or to create or imply any additional fiduciary duties for the Company or the Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends voting FOR this proposal.

Proposal No. 4 – Advisory Vote on Whether the Stockholder Vote on Named Executive Officer Compensation Should Occur Every 1, 2, or 3 Years

In addition to the advisory Say-on-Pay vote on Named Executive Officer Compensation described above in Proposal No. 3 and as required by Section 14A of the Securities and Exchange Act of 1934, we are also providing our stockholders the opportunity to vote on the frequency of future, non-binding, advisory Say-on-Pay votes on our Named Executive Officer Compensation.

After careful consideration, the Board of Directors has determined that holding an advisory vote on our Named Executive Officer Compensation every year is the most appropriate policy for us at this time. The Board recommends that our stockholders vote for an annual, non-binding, advisory, Say-on-Pay vote on the compensation we pay our Named Executive Officers. While our executive compensation programs are designed to reward performance over various time periods, the Board of Directors recognizes that Named Executive Officer compensation disclosures are an important consideration for our stockholders on an annual basis. While it may not be feasible to change the compensation program in consideration of any one year’s advisory vote on compensation, holding an annual non-binding advisory vote on executive compensation provides us with more immediate feedback of our stockholders’ opinions of our compensation practices and enables the board to respond timely, when deemed appropriate, to stockholder concerns about our compensation practices.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on Named Executive Officer Compensation, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years, or abstain. This advisory vote on the frequency of future advisory votes on Named Executive Officer Compensation is non-binding on the Board of Directors. Notwithstanding the Board’s current recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

If you submit your proxy but do not designate how the shares represented should be voted, the proxy will be voted for Choice 1: 1 Year.

The Company’s Board of Directors recommends that you vote to conduct future non-binding advisory votes on Named Executive Officer Compensation “EVERY YEAR.”

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Executive Officers Who Are Not Directors

Set forth on the following page is information about our executive officers who do not serve as Directors, including their business experience for at least the past five years and their ages as of March 8, 2012. Our officers are elected annually by the Board of Directors for a term of one year or until their successors are elected and qualify, though they serve at the pleasure of the board.

Name	Age	Positions with the Company, Your Community Bank or The Scott County State Bank and Business Experience

Michael K. Bauer	57	Executive Vice President and Chief Credit Officer of the Company and Your Community Bank since 2008. Executive Vice President, MainSource Bank, Greensburg, Indiana, from 2006 until 2008, having previously served as President, South Region, of MainSource Bank, New Albany, Indiana, from 2005 until 2006. President and Chief Executive Officer of Regional Bank, New Albany, Indiana, from 1996 until 2005. Mr. Bauer has spent his entire career in banking.

Scott P. Carr	36	Senior Vice-President (Audit and Risk Management) and Internal Auditor for the Company, having been appointed in 2009. He also serves as Corporate Compliance Officer, Community Reinvestment Officer, and Privacy Officer. He was the Bank Secrecy Act Officer and the Information Security Officer until January, 2010. He served as the Compliance Officer, CRA Officer, and Bank Secrecy Act Officer at Your Community Bank from March 7, 2005 until 2009.

Kevin J. Cecil	57	Executive Vice President of the Company. Senior Vice-President from 2002 until 2008. Director of Your Community Bank since December 2001. President and Chief Executive Officer of Your Community Bank since August 2001 and oversees the Business Services operations of Your Community Bank. Mr. Cecil has been in the financial services industry since 1977.

Paul A. Chrisco	43	Executive Vice-President and Chief Financial Officer of the Company. Senior Vice President and Chief Financial Officer from 2001 until 2008. He has held financial officer and accounting positions with the Company since 1997.

Jonathan Todd Frossard	30	Currently serves as a Senior Vice President of the Company. Executive Vice President, Business Services at Your Community Bank since January, 2012 and continues to supervise Treasury Management Sales and Product Strategy. Served as Vice President of Retail Administration for Your Community Bank from December, 2006 until January, 2009. Served as a Branch Manager for Your Community Bank from June, 2004 until December, 2006.

J. Robert McIlvoy	51	Senior Vice-President of the Company since December 2001 and oversees the retail operations of the Company. Mr. McIlvoy has been in the financial services industry since 1984.

M. Diane Murphy	62	Senior Vice-President and Community Relations Officer of the Company since 2006 and Senior Vice President since 1996. President of the Your Community Bank Charitable Foundation since 2006. Chief Human Resources Officer of Your Community Bank from April 2000 until 2006. Community Relations Officer of Your Community Bank since 2006. Affiliated with Your Community Bank since 1967.

Carl R. Page	63	Senior Vice President and Chief Human Resources Officer. Vice President and Chief Human Resources Officer from 2006 until 2007. Principal in Customer First Research Group, LLC, from 2003 to 2006. Executive Vice President, Administrative Services and Human Resources, Bank One, Kentucky from 1988 until 1996; General Counsel from 1974 until 1988; and Corporate Secretary from 1976 until 1996.

Bill D. Wright	52	Executive Vice President, Treasurer and Director of Planning for the Company. Senior Vice President, treasurer and director of planning from 2006 until 2008. Vice President and Controller from February 2006 to November 2006. Chief Financial Officer of Citizens First Corporation of Bowling Green, Kentucky, from 2000 until 2005.

Maury H. Young	34	Controller since 2006. Previously served as an auditor at BKD, LLP from 1999 until 2006, where he supervised audits of banks with assets of $3 billion and under. He obtained his CPA in 2002.

Sydney R. Whitlock	34	President and Chief Executive Officer of The Scott County State Bank since 2007. Vice President, Retail Administration, Your Community Bank from 2005 until January 2007. Employee of Your Community Bank from 1998 until 2007.

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Other Matters

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

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COMMUNITY BANK SHARES OF INDIANA, INC.

Name
Address
City, State Zip Code

As part of our efforts to cut unnecessary expenses and conserve the environment, Community Bank Shares of Indiana, Inc. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/3799.

The annual stockholder meeting will be held at 1:00 p.m. on May 15, 2012, at Kye's II, 500 Missouri Ave., Jeffersonville, Indiana. The matters to be covered are noted below:

1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012;
2. The election of two directors for three year terms expiring in 2015;
3. Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers.
4. Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers.

The proxies will vote on such other business as may properly come before the meeting or any adjournment thereof. Stockholders of record at the close of business on March 8, 2012 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3 and for 1 year on Proposal 4.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Annual Meeting. You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Stockholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner.

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by May 4, 2012 to facilitate timely delivery, you will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

- **Call our toll-free number, (800) 951-2405; or**
- **Visit our website at http://www.cfpproxy.com/3799; or**
- **Send us an email at fulfillment@rtco.com.**

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

To obtain directions to the meeting, please refer to the Notice/Proxy Statement.

We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors; advisory (non-binding) approval on executive compensation: and the advisory (non-binding) approval of the frequency of future advisory votes, you must vote your proxy for your shares to be represented and voted for the election of directors; the advisory (non-binding) approval of executive compensation and the advisory (non-binding) approval of the frequency of future advisory votes. Please help save the company additional solicitation costs by voting today.

Thank you for your continued support!

Rev-1

"Stockholder Control Number"

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COMMUNITY BANK SHARES OF INDIANA, INC.

As part of our efforts to cut unnecessary expenses and conserve the environment, Community Bank Shares of Indiana, Inc. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/3799.

The annual stockholder meeting will be held at 1:00 p.m. on May 15, 2012 at Kye's II, 500 Missouri Ave., Jeffersonville, Indiana. The matters to be covered are noted below:

1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012;
2. The election of two directors for three year terms expiring in 2015;
3. Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers.
4. Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers.

The proxies will vote on such other business as may properly come before the meeting or any adjournment thereof. Stockholders of record at the close of business on March 8, 2012 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3 and for 1 year on Proposal 4.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Stockholder Control Number that can be found on the bottom right hand corner of your proxy card. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply cast your vote on the enclosed proxy card, sign, date and return. If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by May 4, 2012 to facilitate timely delivery, you will need your Stockholder Control Number that can be found in the lower right hand corner of your proxy card. Then, either:

- **Call our toll-free number, (800) 951-2405; or**
- **Visit our website at http://www.cfpproxy.com/3799 or**
- **Send us an email at fulfillment@rtco.com.**

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

To obtain directions to the meeting, please refer to the Notice/Proxy Statement.

We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors; advisory (non-binding) approval on executive compensation; and the advisory (non-binding) approval of the frequency of future advisory votes, you must vote your proxy for your shares to be represented and voted for the election of directors; the advisory (non-binding) approval of executive compensation and the advisory (non-binding) approval of the frequency of future advisory votes. Please help save the company additional solicitation costs by voting today.

Thank you for your continued support!

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REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Stockholders
MAY 15, 2012

1. Ratification of Appointment of Crowe Horwath, LLP as the Company's Registered Public Accountants for 2012. ☐ For ☐ Against ☐ Abstain

2. Election of Directors: To elect two directors for a 3-year term expiring in 2015 of all of the nominees listed below (except as marked to the contrary below): ☐ For ☐ With-hold ☐ For All Except

Nominees: (01) Gerald T. Koetter
(02) Steven R. Stemler

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

3. Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers. ☐ For ☐ Against ☐ Abstain

4. Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

Please be sure to date and sign this proxy card in the box below.

Date

*Sign above *Co-holder (if any) sign above

Please sign your name exactly as it appears on your stock certificate(s). Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

*You may specify your votes by marking the appropriate boxes. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR Items 1 and 3, FOR BOTH NOMINEES on Item 2 and FOR a vote of 1 YEAR on Item 4.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Daylight Time, May 15, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Daylight Time, May 15, 2012:

1-855-288-8996

Vote by Internet

anytime prior to
3:00 a.m., Eastern Daylight Time, May 15, 2012 go to

http://www.rtcoproxy.com/cbin

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/3799

Your vote is important!

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REVOCABLE PROXY

COMMUNITY BANK SHARES OF INDIANA, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2012
1:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary L. Libs and James D. Rickard, or either one of them, as proxies, with full power to act alone, each with the power to appoint his substitute, to vote the shares of the undersigned in Community Bank Shares of Indiana, Inc. at the Annual Meeting of Stockholders to be held on Tuesday, May 15, 2012, at 1:00 p.m. Eastern Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. **The proxies will vote: (1) as you specify below, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed below, and (3) as the proxies decide on any other matter.**

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

Your Board of Directors recommends a vote "For" Items 1 and 3 below, "FOR BOTH NOMINEES" on Item 2 below and "For 1 Year" on Item 4 below.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

COMMUNITY BANK SHARES OF INDIANA, INC. — ANNUAL MEETING, MAY 15, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/3799

You can vote in one of three ways:

1. Call **toll free 1-855-288-8996** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **http://www.rtcoproxy.com/cbin** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

This Proxy is Solicited by the Board of Directors for Annual Meeting of Stockholders to be Held on May 15, 2012

The undersigned hereby appoints Gary L. Libs and James D. Rickard, or either one of them, as proxies, with full power to act alone, each with the power to appoint his substitute, to vote the shares of the undersigned in Community Bank Shares of Indiana, Inc. at the Annual Meeting of Stockholders to be held on Tuesday, May 15, 2012, at 1:00 p.m. Eastern Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. **The proxies will vote: (1) as you specify below, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed below, and (3) as the proxies decide on any other matter.**

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

Your Board of Directors recommends a vote "For" Items 1 and 3 below, "FOR BOTH NOMINEES" on Item 2 below and "For 1 Year" on Item 4 below.

Please be sure to date and sign this proxy card in the box below. | Date

*Sign above ——— *Co-holder (if any) sign above

Please sign your name exactly as it appears on your stock certificate(s). Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

	For	Against	Abstain
1. Ratification of Appointment of Crowe Horwath, LLP as the Company's Registered Public Accountants for 2012.	☐	☐	☐

	For	With-hold	For All Except
2. Election of Directors: To elect two directors for a 3-year term expiring in 2015 of all of the nominees listed below (except as marked to the contrary below):	☐	☐	☐

Nominees: Gerald T. Koetter
Steven R. Stemler

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
3. Approval, on a Non-Binding Advisory Basis, of the Compensation of our Named Executive Officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers.	☐	☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ——→ ☐

*You may specify your votes by marking the appropriate boxes. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR Items 1 and 3, FOR BOTH NOMINEES on Item 2 and FOR a vote of 1 YEAR on Item 4.

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY BANK SHARES OF INDIANA, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WIT THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

The proxy statement and our 2011 Annual Report to Stockholders, including financial statements, are available at www.cfpproxy.com/3799.

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